Exhibit 10.1

***CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT (INDICATED BY ASTERISKS) HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2.

LICENSE AND COLLABORATION AGREEMENT

THIS LICENSE AND COLLABORATION AGREEMENT is entered into as of June 29, 2005 (the “Effective Date”) by and between ORGANON (IRELAND) LTD., an Irish company (“Organon”), having an address at Churerstrasse 158, Pfaffikon 8808, Switzerland, and CYPRESS BIOSCIENCE, INC., a Delaware corporation (“Cypress”), having offices at 4350 Executive Drive, Suite 325, San Diego, California 92121, United States of America.

RECITALS

WHEREAS, the parties possess proprietary technologies that may be useful in the development of mirtazapine or its [...***...]enantiomer as a single or combination drug product in the Field;

WHEREAS, Organon possesses proprietary intellectual property that may be useful in the development and manufacturing of mirtazapine and its enantiomers (in various forms) in the Field;

WHEREAS, Cypress possesses proprietary intellectual property that may be useful in the development of combination products with mirtazapine (in various forms) in the Field; and

WHEREAS, the parties desire to enter into a collaborative relationship for research and development activities using mirtazapine and its [...***...]enantiomer, alone or in combination with other active ingredient(s), and for the development and commercialization of human therapeutic products resulting from such activities in the Field.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      DEFINITIONS

For purposes of this Agreement, the following capitalized terms shall have the following meanings:

1.1                               “50/50 Split” shall mean 50% as to Organon and 50% as to Cypress.

1.2                               “60/40 Split” shall mean 60% as to Organon and 40% as to Cypress.

1.3                               “Acquirer” shall have the meaning set forth in Section 18.13(g).

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1.4                               “Administrator” shall have the meaning set forth in Section 17.2(a).

1.5                               “Affiliate” shall mean any company or entity controlled by, controlling, or under common control with a party hereto.  For this purpose, the term “control” shall mean the direct or indirect ownership of more than 50% of the voting stock or other ownership interests of that entity, or the power, directly or indirectly to cause the direction of the management and policies of such entity.

1.6                               “Agreement” shall mean this License and Collaboration Agreement, as may be amended in accordance with its terms.

1.7                               “Allowable Commercialization Expenses” shall mean the sum of (a) Product Supply Costs, (b) the aggregate fees and expenses paid by Organon and Cypress to outside consultants and counsel in respect of filing, prosecution and maintenance of Cypress Patents, Organon Patents and Joint Patents with respect to Approved Products in the Shared Territory from and after the Date of First Commercial Sale of such Approved Product, (c) the aggregate payments made by Organon or Cypress to Third Parties as milestone, royalty or similar payments that the parties agree is required for the sale or other transfer of Approved Products in the Field in the Shared Territory and (d) the aggregate payments made by Organon and Cypress to Third Parties for the launch, promotion, marketing, distribution and sale of a Approved Product in the Field in the Shared Territory, including, without limitation, Post-Approval Study Expenses, Selling Expenses, Marketing Management, Market and Consumer Research, Advertising, Trade Promotion, Consumer Promotion, Education and Freight and Transportation–Out, using the defined terms set forth below.  For clarification, Allowable Commercialization Expenses shall not include (1) any internal costs of Organon or Cypress for the promotion, marketing, distribution and sale of Approved Product in the Field in the Shared Territory, including any amounts paid to Third Parties for the Cypress Sales Force or (2) any expenses incurred before execution of any agreement entered into by the parties with regard to joint commercialization of an Approved Product in the Field in the Shared Territory.  The costs of activities which promote Organon’s or Cypress’ business as a whole without being specific to Approved Products (such as corporate image advertising) are specifically excluded from Allowable Commercialization Expenses.  To the extent multiple products are involved and some of such products are not Approved Products, then such amounts will be allocated on a pro rata basis to be negotiated between the parties that is designed to account for the respective contributions made to the marketing efforts for each product.  Within 60 days of the end of a Calendar Year, the parties will make reconciling payments, if any are required, to reflect any difference between actual costs and such allocation for such year.

(a)                                  “Advertising” means payments made by Organon and Cypress to Third Parties for media costs associated with Approved Product advertising in the Shared Territory as follows:  production expense/artwork including set up; design and art work for an advertisement; the cost of securing print space, air time, etc. in newspapers, magazines, trade journals, television, radio, billboards, etc.  Advertising will not include any additional costs except as mutually agreed by the parties in writing in advance.

(b)                                  “Consumer Promotion” means payments made by Organon and Cypress to Third Parties for programs to promote Approved Product in the Shared Territory directly to the prescriber or end user, which specifically means expenses associated with promoting products directly to the professional community such as professional samples, professional literature, promotional material costs, patient aids and detailing aids.  Consumer Protection will not include any additional costs except as mutually agreed by the parties in writing in advance.

(c)                                  “Education” means payments made by Organon and Cypress to Third Parties for professional education with respect to a Approved Product in the Shared Territory through any means not covered above, including, but not limited to, articles appearing in journals, newspapers, magazines or other media; seminars, scientific exhibits, and conventions; and symposia, advisory boards and opinion leader development activities.  Education will not include any additional costs except as mutually agreed by the parties in writing in advance.

(d)                                  “Freight and Transportation–Out” means (to the extent not already recovered in the calculation of Net Sales) payments made by Organon and Cypress to Third Parties for the portion of storage and distribution costs relating to storing and moving Approved Product in the Shared Territory from a warehouse to another warehouse or to the customer as follows: outbound transportation costs; costs of moving goods from a manufacturing point to a warehouse at another location from which it is ultimately to be distributed to a customer.  Freight and Transportation-Out will not include any additional costs except as mutually agreed by the parties in writing in advance.

(e)                                  “Market and Consumer Research” means payments made by Organon and Cypress to Third Parties for conducting and monitoring professional and consumer appraisals of existing, new or proposed Approved Product in the Shared Territory, such as market share services (e.g., IMS data), special research testing and focus groups.  Market and Consumer Research will not include any additional costs except as mutually agreed by the parties in writing in advance.

(f)                                    “Marketing Management” means payments made by Organon and Cypress to Third Parties for product management and sales promotion management with respect to Approved Product in the Shared Territory, specifically costs associated with developing overall sales and marketing strategies (e.g., product line or customer segment), as well as planning and programs for Approved Product in the Shared Territory and trademark selection, filing, prosecution and enforcement.  Marketing Management will not include any additional costs except as mutually agreed by the parties in writing in advance.

(g)                                 “Post-Approval Study Expenses” means the payments made by Organon or Cypress to Third Parties for any trials or studies of Approved Product after Regulatory Approval of such Approved Product, other than those trials or studies of Approved Product that are required to obtain or maintain Regulatory Approval of such Approved Product and are included in Development Expenses.

(h)                                 “Selling Expenses” means payments made by Organon and Cypress to Third Parties for the management of and the performance of the selling functions with respect to Approved Product in the Shared Territory, including payments to Third Parties under contract sales and marketing agreements.  Selling Expenses will not include any additional costs except as mutually agreed by the parties in writing in advance.  The Parties agree that this shall not include the costs of the Cypress or Organon sales forces.

(i)                                    “Trade Promotion” means the allowances given to retailers, brokers, distributors, hospital buying groups and similar groups for purchasing, promoting, and distribution of Approved Product in the Shared Territory, specifically purchasing, advertising, new distribution, and display allowances as well as free goods, wholesale allowances and reasonable field sales samples.  Trade Promotion will not include any additional costs except as mutually agreed by the parties in writing in advance.

1.8                               “Animal Health Field” shall mean use in companion or production animals.

1.9                               “Approved Product” shall mean, on a country by country basis, a Development Candidate for which Regulatory Approval in the Field has been given in the applicable country.

1.10                        “Arbitrators” shall have the meaning set forth in Section 17.2(a).

1.11                        “Budget” shall mean the budget of Development Expenses for research and development with respect to Development Candidates or Approved Products in the Field in the Shared Territory to be performed under this Agreement or for Allowable Commercialization Expenses for manufacturing, launch, promotion, marketing and sales activities with respect to Development Candidates or Approved Products in the Field in the Shared Territory to be performed under this Agreement for each year of the License Term.

1.12                        “Calendar Quarter” shall mean each respective period of three consecutive months ending on March 31, June 30, September 30 and December 31.

1.13                        “Calendar Year” shall mean each respective period of 12 consecutive months ending on December 31.

1.14                        [...***...]

1.15                        [...***...] Agreement” shall mean that certain License Agreement dated April 11, 2005 between Cypress and [...***...] as may be amended in accordance with its terms (which amendment may not expand the exception under the definitions of Cypress Information and Cypress Patents, except with Organon’s written consent).

1.16                        “Change in Control” shall have the meaning set forth in Section 18.13(h).

1.17                        “Claim” shall have the meaning set forth in Section 17.2(a)

1.18                        “Clinical Supply Agreement” means an agreement to be negotiated by Cypress and Organon regarding the manufacture of Development Candidates for use in the Field in the Shared Territory, which shall include applicable terms regarding the manufacture of clinical supplies of Development Candidates as set forth in this Agreement.

1.19                        “Clinical Supply Costs” means the cost to have Development Candidates manufactured for use in the Shared Territory pursuant to this Agreement.  Such cost shall be

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calculated using Organon’s (or its Affiliate’s) cost accounting methods, including a reasonable cost of capital as agreed by the parties in writing, consistently applied, or, if the parties use a Third Party supplier, the actual cost of supply paid to such Third Party.

1.20                        “Compound” shall mean the substance known as mirtazapine, in any form, including, without limitation, its [...***...]enantiomer, salts of mirtazapine and the salts of the [...***...]enantiomer alone.

1.21                        “Confidential Information” shall have the meaning set forth in Section 14.1.

1.22                        “Control” shall mean, with respect to any Information or intellectual property right, possession by a party of the ability (whether by ownership, license or otherwise, other than any license granted under this Agreement) to grant access, a license or a sublicense to such Information or intellectual property right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party as of the time such party would first be required hereunder to grant the other party such access, license or sublicense, or at any other time during the term of such access, license or sublicense.

1.23                        “Cypress” shall have the meaning set forth in the introductory paragraph.

1.24                        “Cypress Information” shall mean Information related to the Compounds, Approved Products or Development Candidates, which is Controlled by Cypress or its Affiliates as of the Effective Date or developed or acquired by or for Cypress or its Affiliates in the course of performance of this Agreement.  Cypress Information excludes Cypress Patents, Joint Patents and Joint Data, but includes Information licensed to Cypress pursuant to the Cereus Agreement and the Orexigen Agreement.  For clarification, Cypress Information excludes all Information licensed by Cypress to Forest pursuant to the Forest Agreement, including all Patents licensed by Cypress under that agreement.

1.25                        “Cypress Option” shall have the meaning set forth in Section 6.2.

1.26                        “Cypress Participation Right” shall mean the right of Cypress to participate in the detailing and promotion of Approved Product in the Field in the Shared Territory in accordance with the terms of this Agreement.

1.27                        “Cypress Patents” shall mean all Patents Controlled by Cypress as of the Effective Date or during the License Term that are necessary or useful for the development, manufacture, use, sale, offer for sale or import of any Compound, Development Candidate or Approved Product in the Field, including, without limitation, the Patents set forth on Exhibit A, but excluding the Joint Patents and all Patents licensed by Cypress to Forest pursuant to the Forest Agreement, including all Patents licensed by Cypress under that agreement.

1.28                        “Cypress Sales Force” shall mean those members of Cypress’ sales force (whether Cypress employees, contractors (including any Organon sales representatives provided pursuant to Section 5.3(b)(v)) or agents), who promote Approved Products pursuant to the exercise of the Cypress Participation Right.

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1.29                        “Cypress Technology” shall mean the Cypress Patents and the Cypress Information.

1.30                        “Date of First Commercial Sale” shall mean the actual date of first commercial sale of an Approved Product in the Shared Territory.

1.31                        “Development Candidate” shall mean any therapeutic preparation containing any of the substances or combinations listed on Exhibit I.

1.32                        “Development Expenses” means the costs and expenses that are incurred by either party or their Affiliates in the research and development of a Development Candidate after selection of the first Development Candidate in accordance with an applicable Development Plan and associated Budget approved by the Joint Development Committee, including (without duplication) the sum of:

(a)                                  the aggregate costs incurred by Organon and Cypress for Development FTEs performing research and development of any Development Candidate for purposes of registration in the Field in the Shared Territory or performing further development activities required by any governmental authority with respect to Approved Product in the Field in the Shared Territory after Regulatory Approval in order to maintain Regulatory Approval, in each case at the Development FTE Rate;

(b)                                  the aggregate fees and expenses paid by Organon and Cypress to outside consultants and counsel in respect of filing, prosecution and maintenance of Cypress Patents, Organon Patents and Joint Patents with respect to the Development Candidate in the Shared Territory prior to the Date of First Commercial Sale of such Development Candidate;

(c)                                  the aggregate payments made by Organon and Cypress to Third Parties as milestone payments upon the occurrence of research and development milestone events with respect to Development Candidates in the Field in the Shared Territory;

(d)                                  Clinical Supply Costs;

(e)                                  the actual payments made by Organon and Cypress to Third Parties to apply for Regulatory Approval; and

(f)                                    the aggregate payments made by Organon and Cypress to Third Parties for performing research and development of any Development Candidate for purposes of registration in the Shared Territory, including, without limitation, the cost of studies on the toxicological, pharmacokinetic, metabolic or clinical aspects of a Development Candidate necessary or desirable for the purpose of obtaining and/or maintaining Regulatory Approval of a Development Candidate in the Shared Territory; costs (and related fees) for preparing, submitting, reviewing or developing data or information for the purpose of submission to a governmental authority to obtain and/or maintain Regulatory Approval of a Development Candidate in the Shared Territory; and manufacturing process development and scale-up for a Development Candidate in bulk and finished form for the Shared Territory for purposes of conducting studies necessary to obtain and/or maintain Regulatory Approval of Development Candidates in the Shared Territory.  In addition, Development Expenses include, but are not limited to, the aggregate payments made by Organon and Cypress to Third Parties in support of further development activities required by any governmental authority with respect to Approved Product in the Field in the Shared Territory after Regulatory Approval in order to maintain Regulatory Approval.  Development Expenses will include, but are not limited to, the following costs incurred for the development of a Development Candidate in the Field for the Shared Territory: the costs of modifying and optimizing a prospective Development Candidate, including its chemical structure and formulation, to achieve product development goals regarding efficacy, safety, dosing and route of administration.

1.33                        “Development FTE” shall mean the equivalent of the work time of an employee or consultant of Cypress or Organon with appropriate qualifications performing research, development or regulatory work under the Development Plan on a full-time basis over a 12-month period (including normal vacations, sick days and holidays).

1.34                        “Development FTE Rate” shall have the meaning set forth in Section 4.1(f).

1.35                        “Development Plan” shall mean the plan(s) for development of Development Candidates, to be approved by the Joint Development Committee.

1.36                        “Diligent Efforts” shall mean the carrying out of obligations or tasks by a party (or, as applicable, its Affiliates and sublicensees) in a sustained manner using good faith commercially reasonable efforts, which efforts shall be consistent with the exercise of prudent scientific and business judgment applied in the pharmaceutical industry to products or research, development or marketing projects of similar scientific and commercial potential.

1.37                        “Effective Date” shall have the meaning set forth in the introductory paragraph.

1.38                        [...***...] Enantiomer” shall mean the [...***...]enantiomer of the substance known as mirtazapine and referred to internally by Organon as [...***...] along with any salts thereof.

1.39                        “FDA” shall mean the United States Food and Drug Administration or any successor agency.

1.40                        “Field” shall mean the treatment and/or prevention of sleep related breathing disorders in humans.  The parties agree that the development and commercialization of products for the treatment and/or prevention of insomnia are outside the Field.

1.41                        “First Notice” shall have the meaning set forth in Section 4.3(a).

1.42                        “Forest” shall mean Forest Laboratories Ireland Limited.

1.43                        “Forest Agreement” shall mean the License and Collaboration Agreement, dated January 9, 2004, as may be amended (which amendment may not expand the exception under the definitions of Cypress Information and Cypress Patents, except with Organon’s written consent), between Cypress and Forest, which provides for an exclusive license by Cypress to Forest of rights to develop and commercialize milnacipran.

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1.44                        “GAAP” shall mean U.S. generally accepted accounting principles, consistently applied.

1.45                        “IFRS” shall mean International Financial Reporting Standards, consistently applied.

1.46                        “Indemnified Losses” shall have the meaning set forth in Section 16.1(a).

1.47                        “Indemnitee” shall mean a person entitled to indemnification under Section 16.1.

1.48                        “Indemnifying Party” shall have the meaning set forth in Section 16.2.

1.49                        “Information” shall mean all tangible and intangible (a) techniques, technology, practices, trade secrets, inventions (whether or not patentable), methods, manufacturing processes, knowledge, know-how, skill, experience, test data and results (including pharmacological, toxicological and clinical test data and results), analytical and quality control data, results or descriptions and software, (b) compounds, compositions of matter, cells, cell lines, assays, and physical, biological or chemical material, and (c) marketing data, including clinical studies designed to support promotional efforts.

1.50                        “IND” shall mean an Investigational New Drug Application and all amendments and supplements thereto filed with the FDA (as more fully defined in 21 C.F.R. 314.5 et seq.), or the equivalent application filed with any equivalent agency or governmental authority outside the United States (including any supra-national agency such as in the European Union) requiring such filing.

1.51                        “Joint Commercialization Committee” shall have the meaning set forth in Section 3.6.

1.52                        “Joint Committees” shall have the meaning set forth in Section 3.1.

1.53                        “Joint Data” shall mean all test data and results (including pharmacological, toxicological and clinical test data and results), analytical and quality control data, results or descriptions and marketing data with respect to Development Candidates or Approved Products in the Field in the course of performance of activities pursuant to this Agreement provided that neither the Cypress Option nor the Organon Option has been exercised.

1.54                        “Joint Development Committee” shall have the meaning set forth in Section 3.5.

1.55                        “Joint Marketing/Development Collaborator” shall have the meaning set forth in Section 5.6.

1.56                        “Joint Patents” shall mean Patents covering each invention made jointly by both parties pursuant to this Agreement.

1.57                        “Level of Effort” shall have the meaning set forth in Section 5.3(b)(iii).

1.58                        “License Term” shall have the meaning set forth in Section 15.1.

1.59                        “Manufacturing Agreement” means an agreement to be negotiated by Cypress and Organon regarding the manufacture of Approved Products for use in the Field in the Shared Territory, which shall include applicable terms regarding the arm’s length, commercial manufacture of Approved Products as set forth in this Agreement.

1.60                        “Marketing Plan” shall have the meaning set forth in Section 5.3(b)(i).

1.61                        “NDA” shall mean a New Drug Application and all amendments and supplements thereto filed with the FDA (as more fully defined in 21 C.F.R. 314.5 et seq.), or the equivalent application filed with any equivalent agency or governmental authority outside the United States (including any supra-national agency such as in the European Union) requiring such filing, including all documents, data and other information concerning a pharmaceutical product that are necessary for gaining Regulatory Approval to market and sell such pharmaceutical product.

1.62                        “Net Sales” shall mean, the gross amount invoiced for sales or other transfers of Approved Products labeled for use in the Field (but not sales or other transfers of any product that is an Approved Product but is labeled only for use for any indication outside the Field) by Cypress and its Affiliates or by Organon and its Affiliates to Third Parties that are not licensees or sublicensees of the applicable party, less the deductions listed in subsections (a) through (f) below (without duplication), as allocable to such Approved Product.  If Organon and Cypress do not share Shared Revenue with respect to such Approved Product, the gross amount invoiced for sales or other transfers of Approved Products labeled for use in the Field by licensees or sublicensees of Organon or Cypress, as applicable, to Third Parties shall also be included in Net Sales.  If Organon and Cypress share Shared Revenue with respect to such Approved Product, the gross amount invoiced for sales or other transfers of Approved Products labeled for use in the Field by licensees or sublicensees of Organon or Cypress (including any Joint Marketing/Development Collaborator) to Third Parties shall not be included in Net Sales.  In addition, if Cypress, Organon or any of their respective Affiliates sells or transfers Approved Products labeled for use in the Field to any licensee or sublicensee of the applicable party that is an end user of such Approved Product, an amount equal to the amount that would have been invoiced to an independent Third Party in an arm’s length transaction upon the sale of Approved Product shall also be included in Net Sales.

(a)                                  trade or quantity discounts actually allowed;

(b)                                  refunds, rebates, chargebacks, retroactive price adjustments, billing errors and any other allowances (including, without limitation, government-mandated and managed health care-negotiated rebates) actually granted which effectively reduce the net selling price;

(c)                                  product returns and credits actually granted;

(d)                                  any tax imposed on the production, sale, delivery or use of the product (excluding federal, state or local taxes based on income), in so far as possible to allocate to sale of Approved Product;

(e)                                  freight, postage, shipping, customs duties, excises, tariffs, surcharges, other governmental charges (excluding federal, state or local taxes based on income) and insurance charges actually allowed or paid for delivery of Approved Product;

(f)                                    an [...***...] as actually incurred; and

(g)                                 payments or rebates paid with respect to such Approved Product, as applicable, in connection with state or federal Medicare, Medicaid or similar programs in the United States or in connection with similar programs in other countries in which there are sales.

Such amounts shall be determined from the books and records of Cypress and its Affiliates, licensees and sublicensees or Organon and its Affiliates, licensees and sublicensees, as the case may be, maintained in accordance with IFRS or GAAP, as applicable.

As used below, the term “Combination Product” means any Approved Product, as applicable, sold in combination with any other active pharmaceutical ingredient(s) that is not part of the Approved Product (whether packaged together or in the same therapeutic formulation).  The following provisions shall apply only in the event that Organon has exercised the Organon Option or Cypress has exercised the Cypress Option.  In the event the Approved Product is sold as part of a Combination Product, the Net Sales from the Combination Product, for the purposes of determining royalty payments, will be determined by multiplying the Net Sales of the Combination Product by the fraction, [...***...]

In the event that the average sale price of the Approved Product can be determined but the average sale price of the other active pharmaceutical ingredient(s) in the Combination Product cannot be determined, Net Sales for purposes of determining royalty payments will be calculated by multiplying the Net Sales of the Combination Product by the fraction [...***...]  If the average sale price of the other active pharmaceutical ingredient(s) can be determined but the average price of the Approved Product, as applicable, cannot be determined, Net Sales for purposes of determining royalty payments will be calculated by multiplying the Net Sales of the Combination Product by the following formula: [...***...]

In the event that the average sales price of both the Approved Product, as applicable, and the other active pharmaceutical ingredient(s) in the Combination Product cannot be determined, the Net Sales of the Approved Product shall be negotiated in good faith by the parties.

The Net Sales price for a Combination Product in a given country will be calculated once each Contract Year and such price will be used during all applicable royalty reporting periods for the entire Contract Year for such country, absent extraordinary conditions or events.  When determining the average sale price of an Approved Product, as applicable, or the other active pharmaceutical ingredient(s) in the Combination Product, the average sale price will be calculated using data arising from the 12 months preceding the calculation of the Net Sales price for the Combination Product.

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In no event shall provision of free samples of Approved Product, as applicable, or the disposition of Development Candidate or Approved Product for, or the use of Development Candidate or Approved Product in, Phase I Clinical Trials, Phase II Clinical Trials, Phase III Clinical Trials or post-approval studies in which such Development Candidate or Approved Product is provided to patients without any payment result in any Net Sales.

1.63                        “Operational Control” shall mean, in the context of development, management of the overall development activities, organizing progress meetings between the operational groups, coordinating clinical research organizations and other consultants performing research, development and regulatory activities, organizing information sharing, managing of central database of clinical study results, and harmonizing procedures and information technology systems, in each case in accordance with the Development Plan.  In the context of commercialization, Operational Control shall mean management of marketing strategy, branding of Approved Product, Phase IV studies, trademark matters, launch logistics, and coordination of sales efforts and commercialization of the Approved Product, in each case in accordance with the Marketing Plan.  In no event shall the party exercising Operational Control be entitled to obligate the other party to pay any amount to a third party or to be responsible for costs beyond what was previously agreed in a Budget, or be entitled to modify or amend the Development Plan or Marketing Plan, as applicable.

1.64                        [...***...]

1.65                        [...***...] Agreement” shall mean that certain License Agreement dated January 3, 2005 between Cypress and [...***...], as may be amended (which amendment may not expand the exception under the definitions of Cypress Information and Cypress Patents, except with Organon’s written consent), in accordance with its terms.

1.66                        “Organon” shall have the meaning set forth in the introductory paragraph.

1.67                        “Organon Information” shall mean Information related to Compounds, Development Candidates or Approved Products, which is Controlled by Organon or its Affiliates as of the Effective Date or developed or acquired by or for Organon or its Affiliates in the course of performance of this Agreement.  Organon Information excludes Organon Patents, Joint Patents and Joint Data, but includes Information licensed to Organon pursuant to the UIC Agreement.

1.68                        “Organon Group” shall have the meaning set forth in Section 18.13(i).

1.69                        “Organon Option” shall have the meaning set forth in Section 6.1.

1.70                        “Organon Patents” shall mean all Patents Controlled by Organon or its Affiliates as of the Effective Date or during the License Term that are necessary or useful for the development, manufacture, use, sale, offer for sale or import of any Compound, Development Candidate or Approved Product in the Field, including, without limitation, the Patents set forth on Exhibit B, but excluding any Joint Patents.

1.71                        “Organon Technology” shall mean the Organon Patents and the Organon Information.

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1.72                        “Patent” shall mean (a) valid and enforceable patents, re-examinations, reissues, renewals, confirmations, extensions (including supplemental protection certificates) and term restorations, and (b) pending applications for patents, including without limitation, continuations, continuations-in-part, provisionals, divisionals and substitute applications, including without limitation, inventors’ certificates.

1.73                        “Pharmaceutical Company” shall have the meaning set forth in Section 18.13(k).

1.74                        “Phase II Clinical Trial” shall mean a Phase II study (however denominated) as defined in 21 C.F.R. 312.21(b) (or its successor regulation).

1.75                        “Phase III Clinical Trial” shall mean a Phase III study (however denominated) as defined in 21 C.F.R. 312.21(c) (or its successor regulation).

1.76                        “Product Supply Costs” means the cost to have Approved Products manufactured in final packaged form as purchased by Organon from an Affiliate or a Third Party pursuant to the Manufacturing Agreement and delivered to the first independent Third Party.  The price negotiated in the Manufacturing Agreement for “Product Supply Costs” shall be [...***...] that shall include:  (i) actual direct costs incurred in manufacturing or purchasing materials, including freight-in costs, sales and excise taxes imposed thereon and customs duty and charges levied by government authorities, and all costs of packaging components; (ii) actual direct cost of employees engaged in direct manufacturing activities and quality control and quality assurance activities who are directly employed in manufacturing and packaging such Development Candidate; [...***...] (iv) storage costs; (v) cost of maintaining redundant manufacturing capacity as provided in the Manufacturing Agreement; (vi) losses for expired or failed product; (vi) depreciation; (vii) [...***...] and (viii) manufacturing overhead attributable to such Approved Product, which will include a reasonable allocation of indirect labor (not previously included in direct labor costs), a reasonable allocation of administrative costs, and a reasonable allocation of facilities costs, all in accordance with IFRS, but will not include corporate administrative overhead or plant start-up costs or costs associated with excess capacity.  All allocations will be based on the assumption that such party’s plant and equipment are utilized to their reasonable full capacity (except with respect to equipment that is specific to the Approved Product being manufactured), and all costs and allocations shall be based on direct project headcount or other generally accepted accounting methods and consistent with the methods used for such costs and allocations for such party’s internal purposes.  More specifically, the components of Product Supply Costs shall comprise: (A) direct labor (manufacturing personnel); (B) direct materials; (C) facility costs (rent, property taxes, depreciation of leaseholds, utilities, spare parts, maintenance contracts); (D) manufacturing equipment depreciation; (E) allocations for information technology, document control, quality engineering, purchasing, warehouse management, headcount or square footage occupancy, depending on the category); (F) indirect labor (manufacturing supervision); (G) manufacturing department overhead (uniforms, materials used in plant maintenance); (H) quality

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assurance/quality control; and (I) such other similar costs as may be reasonably included in such definition as agreed in writing by the parties.

1.77                        “Program Materials” shall have the meaning set forth in Section 4.6.

1.78                        “Proof of Concept Trial” shall mean a human clinical trial (however denominated) that is conducted in order to ascertain the efficacy of a product and that precedes a Phase II Clinical Trial.

1.79                        “Regulatory Approval” shall mean any and all approvals (including price and reimbursement approvals), licenses, registrations, or authorizations of health/regulatory authorities or any country, federal, state or local regulatory agency, department, bureau or other government entity that are legally required or necessary from an economic point of view for the manufacture, use, storage, import, transport and/or sale of a Development Candidate in such jurisdiction.

1.80                        “Rest of the World” shall mean the entire world excluding the Shared Territory.

1.81                        “Second Notice” shall have the meaning set forth in Section 4.3(b).

1.82                        [...***...] Enantiomer” shall mean the [...***...]enantiomer of the substance known as mirtazapine and any salt thereof.  For purposes of clarity, the parties agree that this does not include the [...***...] Enantiomer.

1.83                        “Selection Criteria” shall mean the criteria set forth on Exhibit C.

1.84                        [...***...] Product” shall mean a product containing the [...***...] as the [...***...] with an indication in the Field.

1.85                        “Shared Revenue” shall mean, on a Approved Product-by-Approved Product basis, an amount equal to (a) Net Sales of such Approved Product, plus (b) Sublicensing Revenue for such Approved Product in each case calculated using GAAP or IFRS, as applicable.

1.86                        “Shared Territory” shall mean the United States (including its territories and possessions), Canada and Mexico.

1.87                        “Sharing Ratio” shall have the meaning set forth in Section 5.3(b)(iv) .

1.88                        “Specifications” shall mean the technical description of the method of manufacture for an Approved Product.

1.89                        “Specific Country” shall have the meaning set forth in Section 7.1(b).

1.90                        “Sublicensing Revenue” shall mean (a) all license fees, milestone payments, royalties, annual maintenance fees and similar payments and consideration paid by a Third Party licensee or sublicensee to Organon or Cypress, as applicable, and such applicable party’s Affiliates, solely in consideration for the grant by Organon or Cypress, as applicable, or such applicable party’s Affiliates, of a license or sublicense of rights to Cypress Technology, Organon

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Technology, Joint Data or Joint Patents in the Field hereunder, and (b) the gross margin (i.e. sales price less reasonable cost of goods sold) on all Development Candidates and Approved Products supplied by Organon or Cypress, as applicable, or such applicable party’s Affiliates, to a Third Party licensee or sublicensee of rights to Cypress Technology, Organon Technology, Joint Data or Joint Patents in the Field hereunder (with any of the foregoing consideration received by Organon or Cypress, as applicable, or such applicable party’s Affiliates, other than in the form of cash to be valued at its fair market value as of the date of receipt); provided, however, that “Sublicensing Revenues” shall in any event exclude payments for equity or debt securities of Organon or Cypress, as applicable, or such applicable party’s Affiliates (at its fair market value upon date of receipt) and, except as provided above, reasonable payments tied to the provision of goods and/or services by Organon or Cypress, as applicable, or such applicable party’s Affiliates, to such Third Party licensee or sublicensee to compensate Organon or Cypress, as applicable, or such applicable party’s Affiliates, for the provision of such goods and/or services.

1.91                        “Third Party” shall mean any entity other than Cypress or Organon or an Affiliate of Cypress or Organon.

1.92                        “Trademarks” shall mean the registered marks used for the identification of Approved Products.

1.93                        [...***...] Agreement” shall mean that certain License Agreement between Organon and [...***...] dated January 17, 2005.

1.94                        “Voting Stock” shall have the meaning set forth in Section 18.13(k).

2.                                      GENERAL

2.1                               Objectives.  The parties intend to carry out their obligations and responsibilities under this Agreement, consistent with the objectives set forth in and the resources allocated to such activities in the Development Plan or the Marketing Plan, as applicable.  It is intended that the work performed under this Agreement will be conducted as a unified collaborative effort with activities by the parties carried out at each party’s respective facilities or through the use contracted Third Parties, and this intent shall be reflected in the Development Plan or the Marketing Plan, as applicable.

2.2                               Research and Development Activities.  It is the intention of the parties that each party shall contribute to the research and development of one or more Development Candidates in the Field.  It is intended that each party shall contribute to costs (internal and external) related to such research and development activities applying a 50/50 Split, or, with respect to the [...***...] only, if elected by Organon upon written notice to Cypress upon selection of the [...***...] a 60/40 Split, and the Development Plan will be consistent with and provide for such proportional contribution and subject to the prior approval of a Budget for the relevant time period.

2.3                               Commercialization.  It is the intention of the parties to collaborate in the commercialization of one or more Approved Products in the Field in the Shared Territory, consistent with the objectives set forth in and the resources allocated to such activities in the

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Marketing Plan.  It is intended that the commercialization activities in the Shared Territory will be conducted as a unified collaborative effort, and this intent shall be reflected in the Marketing Plan.  Shared Revenue generated with respect to Approved Products in the Field in the Shared Territory shall be shared in proportion to the Level of Effort expended by the parties as determined in accordance with the Marketing Plan, except to the extent that such effort is not equal, in which case an appropriate royalty shall be calculated as described herein. In the Rest of the World, Organon shall be solely responsible for commercialization of Approved Products, and shall pay Cypress a royalty on Net Sales.

2.4                               Manufacturing. In support of the collaboration, Organon or its Affiliates shall manufacture and supply all quantities of Development Candidates and Approved Products necessary for development and commercialization in the Field and shall be responsible for implementing all aspects of manufacturing, subject to the terms of the Manufacturing Agreement, unless the parties decide, through the Joint Development Committee or Joint Commercialization Committee, as applicable, to have such supplies provided by a Third Party.

3.                                      COLLABORATION MANAGEMENT

3.1                               General. The parties shall coordinate and plan their respective activities hereunder through the use of two committees, a Joint Development Committee and a Joint Commercialization Committee, which shall be collectively known as “Joint Committees.”

3.2                               Procedures for the Joint Committees

(a)                                  Membership.  The Joint Committees shall include an equal number of members designated by each of Organon and Cypress, such number to be mutually agreed upon by the parties.  Each Joint Committee member shall have experience appropriate for the activities to be conducted by such Joint Committee.

(b)                                  Meetings.  The Joint Committees shall meet at such times and such places as shall be determined from time to time by Organon and Cypress, but in any event, not less than twice in each calendar year.  Members of a Joint Committee may participate in meetings of such Joint Committee in person or by conference telephone call.

(c)                                  Quorum.  A quorum for the conduct of business by a Joint Committee shall consist of a majority of the members designated by Organon and a majority of the members designated by Cypress.

(d)                                  Decisions.  All actions and decisions by a Joint Committee shall require unanimous approval at a meeting at which a quorum is present, with the members representing Cypress collectively having one vote and the members representing Organon collectively having one vote.  All actions taken, whether at a meeting or by an action by written consent, shall be set forth in minutes and circulated to each member of a Joint Committee.  Expenses incurred by a member of a Joint Committee in connection with the activities of the Joint Committee will be borne by the party that designated such member.

(e)                                  Administration.  The chairperson of each Joint Committee shall be determined by the party that has Operational Control of the activities relevant to such committee.

The party not designating the chairperson shall designate one of its representative members as secretary to such Joint Committee.  The chairperson shall be responsible for calling meetings of such Joint Committee, sending notices of meetings to all members and leading such meetings.

(f)                                    Minutes. Within 15 days after a Joint Committee meeting, the secretary of such Joint Committee shall prepare and distribute minutes of the meeting, which shall provide a description in reasonable detail of the discussions had at the meeting and a list of any actions, decisions or determinations approved by such Joint Committee.  The secretary shall be responsible for circulation of all draft and final minutes.  Draft minutes shall be first circulated to the chairperson, edited by the chairperson and then circulated in final draft form to all members of such Joint Committee sufficiently in advance of the next meeting to allow adequate review and comment prior to the meeting.  Minutes shall be approved or disapproved, and revised as necessary, within 30 days after the applicable meeting.  Final minutes shall be distributed to the members of such Joint Committee.

(g)                                 Diligence. Each Joint Committee shall adopt project progression guidelines, including criteria for the designation of Development Candidates, the filing of INDs, the commencement of Phase I Clinical Trials, Phase II Clinical Trials and Phase III Clinical Trials, and the filing of INDs and NDAs.  Each party shall use Diligent Efforts to conduct the activities that are assigned to it in the Development Plan or Marketing Plan, as applicable, and each shall devote sufficient resources to carry out such respective activities.

(h)                                 Resources.  If either party believes that the parties are not devoting resources and participation to the activities to be conducted under this Agreement substantially in accordance with the principles and objectives set forth in Sections 3.2(g), 4 and 5, such party may submit the matter to the relevant Joint Committee in writing, providing a reasonably detailed description of its reasons for such belief.  Taking into account historical and prospective participation and resource devotion of the parties during the current Calendar Quarter and the immediately following Calendar Quarter, the relevant Joint Committee shall take such steps as may be reasonably necessary to ensure substantial compliance in resources devoted and participation by the parties in the activities to be conducted under this Agreement with the principles and objectives set forth in Sections 3.2(g), 4 and 5.

3.3                               Dispute Resolution.  In the event a Joint Committee is unable to decide or resolve any issue related to its functions, the issue shall be referred to an appropriate senior executive officer of Cypress and an appropriate senior executive of Organon.  Such officers of the parties shall meet promptly thereafter and shall negotiate in good faith to resolve such issue within 30 days of commencing such negotiations, but in any event shall continue negotiations until they reach mutual agreement and neither party may take any action related to such disputed issue until there is mutual agreement by the representatives of Organon and Cypress on the Joint Committee or by such officers of the parties.

3.4                               Final Decision Authority.

(a)                                  Development Candidate Selection.  Final decision making authority with respect to the selection of a Development Candidate with the goal of developing Approved Products is as set forth in Section 4.3.

(b)                                  Operational Control.  Cypress shall have the Operational Control of development of Development Candidates in the Field in the Shared Territory, provided that, if Cypress exercises the Cypress Option, Organon shall thereafter have Operational Control of clinical development of Development Candidates in the Field in the Shared Territory.  Organon shall have the Operational Control of development of Development Candidates in the Field in the Rest of the World, provided that, if Organon exercises the Organon Option, Cypress shall thereafter have Operational Control of clinical development of Development Candidates in the Field in the Rest of the World.  Budgets, the Development Plan and the Marketing Plan shall always require the joint approval of the parties or the Joint Development Committee or the Joint Commercialization Committee, as applicable, provided that neither the Organon Option nor the Cypress Option has been exercised.  Organon shall have Operational Control with respect to commercialization of Approved Products, provided that, if Organon exercises the Organon Option, Cypress shall thereafter have Operational Control with respect to commercialization of Approved Products.  In no event shall either party be required to spend more than was agreed in a Budget for any given year.

3.5                               Establishment of Joint Development Committee.  Within 30 days of the Effective Date, the parties shall establish a committee (the “Joint Development Committee”), which shall coordinate development of Development Candidates in all territories, including the conduct of the following activities:

(a)                                  Review, discuss and agree upon the Development Plan, including any trials or studies that are required to obtain or maintain Regulatory Approval of an Approved Product;

(b)                                  Monitoring of the execution of the Development Plan, including allocation of activities and responsibilities between parties and review and discussion of progress and performance of parties’ respective research and development activities under the Development Plan;

(c)                                  Overseeing, reviewing, discussing and approving  all substantive communications and issues with the relevant regulatory authorities regarding research, development and registration of Development Candidates in the Field, including, but not limited to communications, meetings, submissions, labeling and other regulatory actions;

(d)                                  Making of go/no go decisions with respect to filing NDAs and other significant regulatory filings related to the Development Candidates and Approved Product in the Field in the Shared Territory.

(e)                                  Review, discuss and approve (subject to final approval by the respective parties) proposed Budgets for Development Expenses, and submit such Budgets for approval by Cypress and Organon;

(f)                                    If a party exceeds the expenses which it is permitted to incur under the Budget, review and recommend to the parties, subject to their respective approval, whether the Budget should be revised to include all or a portion of such additional amount;

(g)                                 Discuss and determine whether a Third Party, rather than Organon, should supply Development Candidates, taking into consideration quality and price of supply;

(h)                                 Review and discuss Organon Information and Cypress Information presented at each meeting of the Joint Development Committee;

(i)                                    Discuss and determine whether both parties should cease development of all Development Candidates in the Field;

(j)                                    If there is a dispute between the parties as to which party shall own any particular item of Information, establish a procedure to resolve such dispute, which may include engaging a qualified Third Party patent attorney unaffiliated with and independent of the parties and jointly selected by the parties, as an expert to resolve such dispute; and

(k)                                Review and discuss whether a license to any intellectual property rights of any Third Party is required or beneficial for work under this Agreement.  In the event the Joint Development Committee determines that such Third Party license is required or beneficial, the Joint Development Committee shall determine which party shall be responsible for obtaining such license, as applicable.  In making any such determination provided for in this Section as to the need for or benefit of any such Third Party license, due consideration shall be given to the advisability of seeking an opinion of counsel.

3.6                               Joint Commercialization Committee.  As soon as the parties deem appropriate, but in no event later than the date on which the first patient is enrolled in a Phase III Clinical Trial of a Development Candidate, Organon and Cypress shall establish a Joint Commercialization Committee (the “Joint Commercialization Committee”) to coordinate the commercialization and marketing of Approved Products in the Field in all territories, including the conduct of the following activities:

(a)                                  Review, discuss and agree upon the Marketing Plan for the Shared Territory and marketing issues with a worldwide impact, including any trials or studies other than those that are required to obtain or maintain Regulatory Approval of an Approved Product and launch criteria for commercialization (with input from the Joint Development Committee);

(b)                                  Review and discuss commercialization strategy for the Rest of the World;

(c)                                  Review, discuss and approve (subject to final approval by the respective parties) proposed Budgets for Allowable Commercialization Expenses, and submit such Budgets for approval by Cypress and Organon;

(d)                                  Discuss and determine whether a Third Party, rather than Organon, should supply Approved Product, taking into consideration quality and price of supply;

(e)                                  Review and discuss Organon Information and Cypress Information presented at each meeting of the Joint Commercialization Committee;

(f)                                    Discuss and determine whether both parties should cease commercialization of all Approved Products in the Field; and

(g)                                 If there is a dispute between the parties as to which party shall own any particular item of Information, establish a procedure to resolve such dispute, which may include engaging a qualified Third Party patent attorney unaffiliated with and independent of the parties and jointly selected by the parties, as an expert to resolve such dispute.

4.                                      DEVELOPMENT AND REGULATORY APPROVAL ACTIVITIES

4.1                               Development Activities.

(a)                                  Conduct of Development Activities under the Development Plan.  The parties will undertake and share responsibility for developing and obtaining Regulatory Approval of Development Candidates in the Field in the Shared Territory after the selection of a Development Candidate pursuant to Section 4.3.  Such development and efforts to obtain Regulatory Approval shall be conducted pursuant to the Development Plan.  The Development Plan may be amended from time to time with approval of the Joint Development Committee.

(b)                                  Contents of the Development Plan.  The parties agree that the Development Plan will include a Budget and will reflect development activities for Development Candidates in the Field through the first NDA filing.  Each Development Plan shall be in writing and shall set forth with reasonable specificity the research and development objectives, priorities, activities, milestones, budgets, personnel requirements, other resources and allocations of responsibilities between the parties with respect to the applicable Development Candidate for the period covered by such Development Plan in a manner consistent with the terms of this Agreement, including, without limitation, the objectives set forth in Sections 2.1 and 2.2 and the terms and conditions set forth in this Section 4.  The Development Plan shall cover all aspects of development of Development Compounds and Approved Products and shall include, with reasonable specificity, the development activities to be performed by each party and the development activities, if any, to be performed by subcontractors. The parties will use Diligent Efforts to structure the Development Plan in such a way as to maximize the usefulness of data and results generated thereunder for registration of Development Candidates in the Field in the Rest of the World; provided that neither party will be required to conduct studies or other development activities that would cause such party to incur costs that would be significantly greater than the costs that would have been incurred by such party if such studies or other development activities were structured for purposes of generating data and results for use in registration in the Shared Territory only.

(c)                                  Adoption and Modification of the Development Plan.  The initial Development Plan shall be discussed at the first meeting of the Joint Development Committee, and shall be finalized within 90 days of the Effective Date.  In subsequent years, the Joint Development Committee shall present an annual Budget of Development Expenses, for each Development Candidate for the subsequent year, by November 1.  The responsibility of the Joint Development Committee to prepare a Development Plan for a Development Candidate shall terminate upon the earlier of (A) the date of exercise of the Organon Option or the Cypress Option, as applicable, or (B) the agreement of the parties to cease further development of the Development Candidate.

(d)                                  Performance of the Development Plan.  The parties will use Diligent Efforts to perform their respective responsibilities under the Development Plan.

(e)                                  Shared Effort and Cost under the Development Plan.  The Development Plan is intended to represent a 50/50 sharing of the research and development efforts (which may be adjusted to a 60/40 sharing of efforts as described in Section 5.3(b)(iv)), and internal and Third Party costs of such efforts, required to obtain Regulatory Approval of Development Candidates in the Field in the Shared Territory.

(f)                                    Development FTE Rate.  The rate of payment for Development FTEs (the “Development FTE Rate”) shall be an initial rate of [...***...] per year per Development FTE, which may be modified by the Joint Development Committee.  The Development FTE Rate shall be adjusted on a Calendar Year basis to account for inflation and exchange rates, based on agreed upon references, for the subsequent Calendar Year.  No changes shall be made on account of exchange rates in the event that the rate of exchange between the US Dollar and the Euro remains between [...***...] to the Euro.  The precise method of reconciling these costs shall be determined by the Joint Development Committee.  Calculation of costs for Development FTEs to be included in Development Expenses would be made using actual hours for Development FTEs performing activities pursuant to the Development Plan.  In no event will any internal costs of a party other than those included in the Development FTE Rate be included in the Development Expenses.

4.2                               Initial Studies in Obstructive Sleep Apnea.  Cypress shall test [...***...] in a Proof of Concept Trial in the Field, and Organon shall test the […***…] in a Proof of Concept Trial/Phase II Clinical Trial in the Field, which trials are expected to be completed within [...***...] following the Effective Date.  Each party shall bear its own costs for the studies discussed in this Section, and the provisions of Sections 8.4 and 8.5 shall only apply after the completion of the studies described in this Section.

4.3                               Selection of Development Candidate.  Following completion of the studies described in Section 4.2, the Joint Development Committee shall apply the Selection Criteria to determine whether the studies referenced in Section 4.2 generated results sufficient to allow selection of a Development Candidate.  In the event that the Joint Development Committee determines that additional studies are required to reach a decision, then the Joint Development Committee shall order additional studies, which will be shared equally by the parties.  In the event that Joint Development Committee determines that it has sufficient information to enable selection of a Development Candidate, the President of Cypress and the Vice President, Research of Organon shall apply the Selection Criteria to determine which Development Candidate to take into further Clinical Trials based on the Selection Criteria within 30 days of presentation to the Joint Development Committee of the results of such studies (and any other information the Joint Development Committee determines to be necessary to make such decision).

(a)                                  First Level of Resolution.  If such determination is not made pursuant to the preceding paragraph within such [...***...] the Joint Development Committee shall provide written notice thereof to Cypress and Organon no later than the end of such [...***...] period (“First Notice”), referring such determination to a senior scientific officer of Cypress, and a senior research manager of Organon.  Such representatives shall meet and make a final

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determination with respect to Development Candidate selection as soon as reasonably practicable, and in no event more than [...***...] of receipt of the First Notice.

(b)                                  Second Level of Resolution.  If such representatives are not able to make such determination within such [...***...] period following the First Notice, they shall provide written notice thereof to Cypress and Organon no later than the end of such [...***...] period (the “Second Notice”), referring such determination to an Organon executive officer more senior than the preceding Section and the Chief Executive Officer of Cypress.  Such executive officers shall meet and make a final determination with respect to Development Candidate selection within [...***...] of receipt of the Second Notice; provided, however, that [...***...] then the determination made by the senior executive officer of Organon shall be deemed the final determination with respect to the Development Candidate selection.

4.4                               Assistance; Updates.  The parties shall reasonably assist each other in their efforts to obtain NDA approvals and any additional Regulatory Approvals with respect to Development Candidates in the Field or in the Animal Health Field; provided that no party shall be required to incur costs in providing such assistance that would significantly increase those costs to be incurred by such party in accordance with the other terms of this Agreement.  Cypress shall keep Organon fully informed of the registration process of Development Candidates in the Field in the Shared Territory through the Joint Development Committee.  Organon shall provide reasonable updates as requested on the progress of seeking registration of Development Candidates in the Field in the Rest of the World.

4.5                               Regulatory Matters in the Shared Territory.  Organon will hold the IND for each Development Candidate that contains the [...***...] Enantiomer as the [...***...] in the Field in the Shared Territory. Cypress will hold the IND for all other Development Candidates in the Field in the Shared Territory.  If Organon has not exercised the Organon Option, Organon will hold each NDA for each Approved Product in the Field in the Shared Territory, and Cypress will provide reasonable assistance to Organon to facilitate Organon holding the NDA for each Approved Product.  If Cypress exercises the Cypress Option, Cypress will transfer the IND for each Development Candidate in the Field in the Shared Territory to Organon promptly upon exercise of the Cypress Option.  If Organon exercises the Organon Option, Organon will transfer the NDA for each Approved Product in the Field in the Shared Territory to Cypress promptly upon exercise of the Organon Option or at such earlier time as determined by the Joint Development Committee.

(a)                                  Regulatory Oversight.  The parties shall be jointly involved in reviewing, discussing, approving and coordinating all material regulatory actions, communications and filings with and submissions, including filings and submissions of supplements and amendments thereto, to regulatory authorities with respect to each Development Candidate in the Field, with Cypress having Operational Control with regard to such matters in the Shared Territory, provided that Cypress has not exercised the Cypress Option, and in the Rest of the World if

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Organon has exercised the Organon Option, and Organon being solely responsible with regard to such matters in the Rest of the World, provided that Organon has not exercised the Organon Option, and in the Shared Territory if Cypress has exercised the Cypress Option.  Each party shall give the other a reasonable opportunity for prior review of and comment on all such substantive communications, filings and submissions with or to regulatory authorities with respect to each Development Candidate in the Field and shall incorporate those of such comments as can reasonably be incorporated into such communications, filings and submissions, with all such final substantive communications, filings and submissions to be in a form mutually agreed by the parties.

(b)                                  Regulatory Meetings and Correspondence.  The parties shall be jointly responsible for interfacing, corresponding and meeting with Regulatory Authorities with respect to Development Candidates in the Field in the Shared Territory.  Both parties will be entitled to attend all meetings and telephone conferences with Regulatory Authorities in which substantive matters with regard to Development Candidates in the Field are discussed.

4.6                               Material Transfer.  Either party may provide to the other party certain material Controlled by the supplying party for use by the other party in furtherance of this Agreement, which material shall be referred to as “Program Materials.”  All such Program Materials shall be considered Confidential Information of the supplying party.  All such Program Materials delivered to the other party shall remain the sole property of the supplying party, shall be used only in furtherance of and in compliance with this Agreement and solely under the control of the other party and its Affiliates, shall not be used or delivered to or for the benefit of any Third Party without the prior written consent of the supplying party and shall not be used in research or testing involving human subjects unless first approved by the supplying party or expressly permitted under this Agreement.  The Program Materials supplied under this Section must be used with prudence and appropriate caution in any experimental work, because not all of their characteristics may be known.  THE PROGRAM MATERIALS ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE PROGRAM MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

4.7                               Activities in the Rest of the World.  Organon shall be responsible, at its own discretion and its own expense, for developing and obtaining Regulatory Approval of Development Candidates in the Field in the Rest of the World, beyond any of the development activities conducted in the Shared Territory pursuant to this Section 4 that may be useful for such purpose.

4.8                               Rights Outside the Field.  Cypress shall offer to Organon a first right to negotiate co exclusive joint research and development of Development Candidates and Approved Products in any field, outside the Field, with the exception of the Animal Health Field, for which Cypress Controls Patents claiming the use of Development Candidates or Approved Products in such field on terms and subject to conditions to be separately negotiated by the parties.  In the event that [...***...] Cypress shall offer

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the terms for such collaboration to Organon before offering such opportunity to any Third Party.  Organon shall have 60 days in which to respond to such offer.  If Organon provides written notice to Cypress expressing interest in such rights during such 60 day period, the parties shall negotiate the terms for any such collaboration in good faith; provided, however, that, if the parties have not reached agreement on the principal terms of such collaboration within [...***...] after Organon’s notice expressing its interest, then Cypress shall have no further obligation to Organon with respect to research and development of Development Candidates and Approved Products in such field and may pursue such activities alone or with one or more Third Parties.

4.9                               [...***...]  Within 60 days of receiving approval to [...***...] the [...***...] with a [...***...] in any country in the Shared Territory, the parties will meet to discuss in good faith fair and reasonable financial compensation by Organon to Cypress taking into account whether the development or commercialization of the [...***...] in the Field has required or shall require the [...***...]  If the parties are unable to reach agreement within [...***...] after the launch of the [...***...] in the […***…] in any country in the Shared Territory, the parties shall submit the matter for final and binding resolution by a panel of three experts with relevant industry experience.  Each party shall promptly select one person to serve on such panel, and the two persons selected by the parties shall select the third member of the panel within 15 days of their appointment.  Within 15 days after the third member of the panel is selected, each party shall submit to the panel and the other party its final proposal for fair and reasonable financial compensation by Organon to Cypress for the [...***...] in the Shared Territory.  The panel will make a decision within 30 days after receiving both parties’ proposals.  The arbitrators’ decision will be limited to choosing one of the two final proposals and will be final, binding and non-appealable.

5.                                      COMMERCIALIZATION

5.1                               Commercialization Activities in the Rest of the World.  Organon shall have the option, by itself or through its sublicensees, at its own expense, to manufacture, launch, promote, market and sell Approved Products in the Field in the Rest of the World.

5.2                               Commercialization in the Shared Territory.  Organon, by itself or through its sublicensees, shall undertake, and have sole responsibility for, the manufacture, launch, promotion, marketing and sale of Approved Products in the Field in the Shared Territory, subject to the Cypress Participation Right and provided that Organon has not exercised the Organon Option.  Unless Organon has exercised the Organon Option, all sales shall be booked on the account of Organon.  In the event that, within [...***...] after the commencement of the first Phase III Clinical Trial with respect to a Development Candidate in the Field in the Shared Territory, either party may provide the other party with written notice of its offer to enter into an agreement for the joint commercialization of such Approved Product in the Field in the Shared Territory.  The other party shall have the right to accept such offer and enter into such commercialization agreement, which is expected to occur within [...***...] following such notice.

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5.3                               Launch, Promoting and Marketing Plans in the Shared Territory.

(a)                                  Launch Efforts.  The NDA holder will use Diligent Effort to launch the first Approved Product in the United States within no more than [...***...] following Regulatory Approval of such Approved Product in the United States if the parties agree that the Approved Product has met the launch criteria for commercialization adopted by the Joint Commercialization Committee in the Marketing Plan.  Organon will use Diligent Efforts to prepare for, to launch and to market Approved Products in the Field in the Shared Territory.

(b)                                  Marketing Plans.

(i)                                    No later than the date of submission of the NDA for the first Approved Product in any country in the Shared Territory, the parties shall prepare, subject to review, comment and approval by the Joint Commercialization Committee, a rolling [...***...] plan for marketing and commercialization of Approved Products in the Field in the Shared Territory (the “Marketing Plan”) that will include (1) marketing strategy, (2) the Budget for Allowable Commercialization Expenses, including, without limitation, amounts budgeted for expenditures on sales and sales management, physician promotion and medical education for Approved Product in the Shared Territory in such year (3) the aggregate number of detailing calls with respect to Approved Product that are projected in such year, (4) the criteria for commercial launch of an Approved Product and (5) other activities with respect to Approved Product to be conducted by the parties in such year, including professional and consumer education activities and studies of Approved Product in the Field conducted after obtaining Regulatory Approval.  The parties shall endeavor to have the ratio of the value of their respective efforts under the Marketing Plan be equivalent to the Sharing Ratio.  The Marketing Plan shall be updated on an annual basis by the Joint Commercialization Committee three to six months in advance of the beginning of the next applicable Calendar Year.

(ii)                                Each Marketing Plan will be in writing and shall set forth with reasonable specificity the commercialization objectives, priorities, strategies, activities, budgets, personnel requirements, other resources and allocations of responsibilities between the parties with respect to the Approved Products in the Shared Territory for the period covered by such Marketing Plan in a manner consistent with the terms of this Agreement including, without limitation, the terms and conditions set forth in this Section 5.  The Marketing Plan(s) shall cover all aspect of commercialization of the Approved Products in the Field in the Shared Territory, and shall include, with reasonable specificity, the commercialization, marketing and sales activities to be performed by each party and the commercialization, marketing and sales activities, if any, to be performed by subcontractors and/or any other Third Party.

(iii)                            The Marketing Plan will set forth the division of promotional effort by Cypress and Organon with respect to Approved Products in the Field in the Shared Territory in each year, which shall take into account following factors (which shall be assigned a value for purposes of computing the Level of Effort of each Party by the Joint Commercialization Committee based on the activity performed):  (A) number of detail calls to be made by or on behalf of each party in which Approved Product is in the “P1” position; (B) number of detail calls to be made by or on behalf of each party in which Approved Product is in the “P2” position; (C) the effort regarding marketing or promotional activities with respect to Approved Product

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made by or on behalf of each party, including, without limitation, professional and consumer education activities with respect to Approved Product in the Field, and studies of Approved Product in the Field conducted after obtaining Regulatory Approval.  [...***...]  Furthermore, the Marketing Plan will set forth the activities and allocation of internal and external FTEs related to the commercialization of the Approved Product in the Field in the Shared Territory in each year.  Each party’s detailing and promotional efforts with respect to Approved Products in the Field in the Shared Territory in a given year as a percentage of total detailing and promotional efforts of the parties shall be known as the “Level of Effort.”

(iv)                               The Level of Effort between the parties will be designed to achieve a 50/50 Split of detailing and promotional efforts.  Organon may, [...***...] by written notice to Cypress, instead provide for a Level of Effort between the parties designed to achieve a 60/40 Split of detailing and promotional efforts.  The ratio of the Level of Effort of Organon to the Level of Effort of Cypress in a given year is referred to as (the “Sharing Ratio”).  For example, if the Level of Effort of Organon is 60% and the Level of Effort of Cypress is 40%, the Sharing Ratio would be 60%/40%.  The Sharing Ratio for a given year shall be set forth in the Marketing Plan for that year.  The Joint Commercialization Committee will establish procedures for determining the timing and level of change in the Sharing Ratio.  Any change in the Sharing Ratio would occur on a year-to-year basis, not within a year.  During the course of the year, the parties will cooperate and coordinate to assure that the actual Sharing Ratio determined using the actual Level of Effort of each party for that year will be as close as possible to the Sharing Ratio established in the Marketing Plan.

(v)                                   Cypress will have the Cypress Participation Right to perform up to 50% of the total detailing and promotional efforts with the Cypress Sales Force for Approved Products in the Field in the Shared Territory in each year on a per physician basis pursuant to the Marketing Plan.  Organon will supply to Cypress copies of Organon marketing materials for use in such promotion efforts by Cypress, the cost of which shall be included in the Allowable Commercialization Expenses.  Cypress shall have the option to request that Organon sales representatives act on behalf of Cypress to perform some or all of the detailing or promotional efforts allocated to Cypress as reflected in the Level of Effort of Cypress specified in the Marketing Plan for a given year.  Cypress shall be required to exercise this option to perform any Level of Effort in excess of 25% of the total Level of Effort for any given year.  Cypress will notify Organon of its request no less than [...***...] in advance for a given year in connection with the preparation of the Marketing Plan for that year.  Organon will make available to Cypress the Organon sales representatives so requested by Cypress, unless Organon elects to allow Cypress the right to contract with Third Party for such services pursuant to Section 7.4(a)(i)(2).  Cypress shall pay Organon for Organon sales representatives that perform detailing or promotional efforts for Approved Product on behalf of Cypress, as requested by Cypress, at the price [...***...] provided that, if Cypress provides written documentation (from a reputable industry source such as IMS) that the then-current average price for the applicable sales representative activities in the industry is less than the price then charged by Organon for the Organon sales representatives, then Cypress shall instead pay Organon such average price for applicable sales representative

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activities performed by the Organon sales representatives.  In the case that Organon would decide to sublicense out its commercialization rights to a Third Party pursuant to Section 7.4(a)(ii)(3), or would decide to make use of a Third Party to perform all or part of the detailing, in the Shared Territory, Organon may transfer (in whole but not in part) its right to perform 25% of the total detailing effort for Cypress as described above to such Third Party.  Cypress may also contract with any Third Party to perform some or all of the detailing or promotional efforts allocated to Cypress (with respect to which Cypress is not required to use Organon sales representatives) as reflected in the Level of Effort of Cypress specified in the Marketing Plan for a given year; provided that the cost to Cypress of such Third Party’s services are not more than the price that Organon would have charged for such services; and further provided that such Third Party services are comparable in quality to those offered by Organon based on factors such as market share gained on launch of new products and number and experience of available sales representatives.

5.4                               Sharing of Allowable Commercialization Expenses and Shared Revenue.  All Allowable Commercialization Expenses and Shared Revenue in the Shared Territory will be shared by the parties in accordance with Sections 8.5 and 8.6.  All costs of Organon or Cypress for the launch, promotion, marketing, distribution and sale of Approved Product in the Field in the Shared Territory, other than Allowable Commercialization Expenses shared by the parties in accordance with Section 8.5, shall be borne by the party that incurred such costs.

5.5                               Determination of Where to Commercialize Approved Products.  The parties agree that the determination whether to commercialize Approved Products in countries in the Shared Territory is important and will depend upon a variety of commercial factors to be considered jointly by the parties.  The decision of whether to commercialize Approved Products in a country in the Shared Territory other than the United States shall be made by the Joint Commercialization Committee.

5.6                               Commercialization in the Shared Territory by Joint Marketing/Development Collaborators.  In the event the Joint Commercialization Committee (or if the Joint Commercialization Committee has not yet been formed, then the parties by mutual agreement) determines that a particular Approved Product should be commercialized entirely by or through one or more Third Parties (each, a “Joint Marketing/Development Collaborator”) throughout the Shared Territory or in one or more particular countries or regions, then the parties may, in their respective sole discretion, enter into a definitive agreement with the applicable Joint Marketing/Development Collaborator(s) granting rights under such Patents and Information Controlled by such party, including Joint Patents, as necessary to enable such Joint Marketing/Development Collaborator(s) to develop, make, have made, use, sell, offer for sale and import Approved Products in the Field in the Shared Territory or in such country, countries or region(s), as applicable.

5.7                               Rights if Organon Option is Exercised.  To the extent Organon exercises the Organon Option, Cypress, by itself or through its sublicensees, shall, at its sole expense, undertake, and have sole responsibility for the launch, promotion, marketing and sale of Approved Products in the Field, and royalties shall be paid by Cypress to Organon pursuant to Section 8.3(a).  Development Expenses and Allowable Commercialization Expenses incurred prior to the exercise of the Organon Option shall be shared pursuant to Sections 8.4 and 8.5, respectively.  Organon shall maintain its rights to manufacture pursuant to the Clinical Supply Agreement and the Manufacturing Agreement in the event that it exercises the Organon Option.

5.8                               Rights if Cypress Option is Exercised.  To the extent Cypress exercises the Cypress Option, Organon, by itself or through its sublicensees, shall, at its sole expense, undertake, and have sole responsibility for the manufacture, launch, promotion, marketing and sale of Approved Products in the Field in the Shared Territory, and royalties shall be paid by Organon to Cypress pursuant to Section 8.3(b).  Development Expenses and Allowable Commercialization Expenses incurred prior to the exercise of the Cypress Option shall be shared pursuant to Sections 8.4 and 8.5, respectively.

5.9                               Compliance with Laws.  The parties shall comply, and shall cause their respective sales forces and all other employees, agents and representatives to comply, with all applicable laws, regulations and guidelines in connection with the manufacturing, launch, promotion, marketing and sale of Approved Products.

5.10                        Sales and Marketing Diligence.  Organon, by itself or through its sublicensees, shall use Diligent Efforts to promote, market and sell Approved Products in the Field in the Shared Territory in accordance with the Marketing Plan.  Cypress, by itself or through its sublicensees, shall use Diligent Efforts to promote Approved Products in the Field in the Shared Territory in accordance with the Marketing Plan. If a party’s actual Level of Effort during any Calendar Year varies by any significant percentage from the Level of Effort of such party specified in the Marketing Plan for such Calendar Year or there are concerns regarding the detailing and promotional efforts of a party, the Joint Commercialization Committee will discuss and determine how to address the matter with the intent of resolving such matter as expeditiously as possible.

5.11                        Product Recall.  In the event that either party determines that an event, incident or circumstance has occurred that may result in the need for a recall or other removal of any Approved Product, or any lot or lots thereof, from a market in the Shared Territory, it shall advise and consult with the other party with respect thereto.  The owner of the relevant Regulatory Approval (or proposed Regulatory Approval), shall make the final determination to recall or otherwise remove the Approved Product or any lot or lots thereof from the market.

5.12                        Notice of Adverse Reactions.  Each party shall advise the other as promptly as reasonably practical by facsimile or overnight delivery service addressed to the attention of its Vice President, Regulatory Affairs (or equivalent), of any adverse drug reaction that has been brought to that party’s attention.  The parties intend to enter into a pharmacovigilance agreement, in mutually acceptable form, to set forth in further detail matters related to product recall, adverse event reporting and related matters.

6.                                      OPT OUT OPTIONS

6.1                               Organon Option.  Organon shall have the option (the “Organon Option”), in its discretion, to discontinue shared participation in the development and commercialization of Development Candidates and Approved Products, but not before the decision by the Joint Development Committee to proceed with commencement of the first Phase III Clinical Trial.  To exercise the Organon Option, Organon shall provide at least [...***...] prior written notice to Cypress if such exercise occurs prior to Regulatory Approval of an Approved Product, or at least [...***...] prior written notice if such exercise occurs after Regulatory Approval.  If Organon exercises the Organon Option, then during [...***...] as applicable, following Organon’s written notice of such exercise, the applicable Joint Committee will meet and, if Cypress determines that it also wishes to discontinue the development and commercialization of Development Candidates and Approved Products, then instead of the exercise of the Organon Option, the applicable Joint Committee will be deemed to have determined to cease development of all Development Candidates in the Field or commercialization of all Approved Products in the Field, as applicable, resulting in termination of this Agreement pursuant to Section 15.2(c).  If Organon elects to exercise the Organon Option and Cypress does not decide to discontinue the development and commercialization of Development Candidates and Approved Products as provided in the immediately preceding sentence, Organon will cooperate with Cypress to transfer to Cypress any required approvals, licenses and documentation regarding the Development Candidate in the Field that are in the name of Organon or any of its Affiliates.  Upon exercise of the Organon Option, the Cypress Option shall terminate.

6.2                               Cypress Option.  Cypress shall have the option (the “Cypress Option”), in its discretion, to discontinue shared participation in the development and commercialization of Development Candidates and Approved Products, but not before the decision by the Joint Development Committee to proceed with commencement of the first Phase III Clinical Trial; provided that, in the event that Organon has selected the Selected Enantiomer pursuant to Section 4.3 after completion of the resolution procedures described therein, Cypress may exercise the Cypress Option on or after Development Candidate selection.  To exercise the Cypress Option, Cypress shall provide at least [...***...] prior written notice to Organon if such exercise occurs prior to Regulatory Approval of an Approved Product, or at least one year’s prior written notice if such exercise occurs after Regulatory Approval.  If Cypress exercises the Cypress Option, then during [...***...] as applicable, following Cypress’ written notice of such exercise, the applicable Joint Committee will meet and, if Organon determines that it also wishes to discontinue the development and commercialization of Development Candidates and Approved Products, then instead of the exercise of the Cypress Option, the applicable Joint Committee will be deemed to have determined to cease development of all Development Candidates in the Field or commercialization of all Approved Products in the Field, as applicable, resulting in termination of this Agreement pursuant to Section 15.2(c).  If Cypress elects to exercise the Cypress Option and Organon does not decide to discontinue the development and commercialization of Development Candidates and Approved Products as provided in the immediately preceding sentence, Cypress will cooperate with Organon to transfer to Organon any required approvals, licenses and documentation regarding the Development Candidate in the Field in the Shared Territory that are in the name of Cypress.  Upon exercise of the Cypress Option, the Organon Option shall terminate.  In case Organon explicitly has waived its right to manufacture, the right is automatically transferred to Cypress.

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7.                                      LICENSE GRANTS.

7.1                               Licenses Granted to Cypress.

(a)                                  In the Field.  Subject to the terms and conditions of this Agreement, Organon grants to Cypress a worldwide license or sublicense, as applicable, with the right to sublicense under the terms described in Section 7.4, under the Organon Technology, the Joint Data and the Joint Patents to research, develop, make, have made, use, and import Development Candidates and Approved Products in the Field.  Subject to the terms and conditions of this Agreement, Organon grants to Cypress a worldwide license or sublicense, as applicable, with the right to sublicense under the terms described in Section 7.4, under the Organon Technology, the Joint Data and the Joint Patents to sell and offer for sale Approved Products in the Field in the Shared Territory.  The licenses granted under this Section shall be co exclusive between Cypress and Organon and shall be effective during the License Term; provided, however, that, subject to Section 7.5, these licenses (i) shall automatically become exclusive (even as to Organon) upon the date that Organon exercises the Organon Option and continue to be effective during the License Term, (ii) shall automatically become exclusive (even as to Organon) in the Specific Country as provided in Section 7.1(b), and (iii) shall automatically terminate upon the date that Cypress exercises the Cypress Option.  The co-exclusive licenses mean that only Cypress and Organon may practice under such licenses except to the extent sublicenses are permitted under Section 7.4.  The parties agree that these licenses shall not be construed to include the right to manufacture for commercial distribution, the rights for which are provided in Section 9, unless Organon waives such manufacturing rights or grants such rights to Cypress under terms included in the Manufacturing Agreement.  To the extent that Organon, now or in the future, shall be required to obtain consent for a sublicense from a Third Party to make this grant of rights effective, Organon shall use commercially reasonable efforts to obtain such consent.

(b)                                  Specific Country.  The term “Specific Country” shall mean each country in the Rest of the World in which Organon, in its sole discretion, is not interested in commercializing Approved Products.  Organon shall promptly notify Cypress in writing of which countries are Specific Countries, if requested by Cypress.  Organon may respond to any request by Cypress by indicating that it has not yet decided whether it wishes to commercialize Approved Products in particular countries in the Rest of the World.  The exclusivity of the licenses granted under Section 7.1(a) in the Specific Country shall be effective beginning on the date that Cypress provides written notice to Organon that it wishes to obtain such license in a Specific Country and continuing during the License Term.

(c)                                  Restrictions on Licenses Granted to Cypress.  Cypress acknowledges that certain rights granted by Organon to Cypress under this Section 7.1 with respect to the Organon Technology are licensed to Organon by the [...***...]  Specifically, the rights granted are subject to the applicable terms and conditions of the [...***...] Agreement, including the following restrictions:

(i)                                    Organon has agreed to ensure that any sublicensee, in this case, Cypress, shall agree to be bound by, and subject to the [...***...] Agreement for the benefit of the [...***...] including without limitation the provisions of Articles 11.2 through 11.4.

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(ii)                                Cypress acknowledges that that termination date of the [...***...] Agreement occurs upon the earlier of (A) Approved Products are no longer manufactured, used, sold or are the subject of research by Organon or its Affiliates or sublicensees, or (B) such Approved Products are no longer embraced within any valid claim of the Patent Rights and Program Intellectual Property Rights are publicly known (as such capitalized terms are defined in the [...***...] Agreement), unless earlier terminated in accordance with Article 11 of the [...***...] Agreement, but subject to the right of Cypress to continue its sublicense in full force and effect, with the [...***...] as the sublicensor, as provided in Section 3.3.b. of the [...***...] Agreement.

(iii)                            Organon has agreed to ensure that any sublicense, in this case, to Cypress, shall include the obligation of the sublicensee to account for and report its net Sales of Approved Products and provide that [...***...] shall have audit rights on the same basis as if such sales were Net Sales of Products by Organon under the [...***...] Agreement.

7.2                               Licenses Granted to Organon.

(a)                                  In the Shared Territory.  Subject to the terms and conditions of this Agreement, Cypress grants to Organon a license or sublicense, as applicable, under the Cypress Technology, the Joint Data and the Joint Patents to research, develop, make, have made, use and import Development Candidates and Approved Products in the Field in the Shared Territory, subject to Section 7.2(d) and the Cypress Participation Right.  Subject to the terms and conditions of this Agreement, Cypress grants to Organon a license or sublicense, as applicable, under the Cypress Technology, the Joint Data and the Joint Patents to sell and offer for sale Approved Products in the Field in the Shared Territory, subject to Section 7.2(d) and the Cypress Participation Right.  The licenses granted under this Section (i) shall be co exclusive between Cypress and Organon and shall be effective during the License Term, (ii) shall, subject to Section 7.5, automatically become exclusive (even as to Cypress) upon the date that Cypress exercises the Cypress Option and continue to be effective during the License Term, and (iii) shall automatically terminate upon the date that Organon exercises the Organon Option.  The co-exclusive licenses means that only Cypress and Organon may practice under such licenses except to the extent sublicenses are permitted under Section 7.4.  To the extent that Cypress, now or in the future, shall be required to obtain consent for a sublicense from a Third Party to make this grant of rights effective, Cypress shall use commercially reasonable efforts to obtain such consent.

(b)                                  In the Rest of the World.  Subject to the terms and conditions of this Agreement, Cypress hereby grants to Organon a license or sublicense, as applicable, with the right to sublicense under the terms described in Section 7.4, under the Cypress Technology, the Joint Data and the Joint Patents to develop, make, have made, use and import Development Candidates and Approved Products in the Field in the Rest of the World.  Subject to the terms and conditions of this Agreement, Cypress hereby grants to Organon a license or sublicense, as applicable, with the right to sublicense under the terms described in Section 7.4, under the Cypress Technology, the Joint Data and the Joint Patents to sell and offer for sale Approved Products in the Field in the Rest of the World.  The licenses granted under this Section (i) shall, subject to Section 7.5, be exclusive (even as to Cypress) and shall be effective during the License

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Term, and (ii) shall automatically terminate upon the date that Organon exercises the Organon Option.  To the extent that Cypress, now or in the future, shall be required to obtain consent for a sublicense from a Third Party to make this grant of rights effective, Cypress shall use commercially reasonable efforts to obtain such consent.

(c)                                  In the Animal Health Field.  Subject to the terms and conditions of this Agreement, Cypress grants to Organon an exclusive worldwide license or sublicense, as applicable, under the Cypress Technology, Joint Data and the Joint Patents to research, develop, make, have made and use Development Candidates (and Development Candidates that are Approved Products in humans) in the Animal Health Field; provided that Organon shall not conduct research or development with any Development Candidate being developed by the parties pursuant to this Agreement or included in any Approved Product being commercialized pursuant to this Agreement unless agreed in writing by the parties).  Organon shall not have the right to launch a product for use in the Animal Health Field unless the parties shall have agreed on a commercialization agreement in such field providing for the payment of industry-appropriate royalties to Cypress and other appropriate terms and conditions.  This license shall automatically terminate upon the date that Organon exercises the Organon Option.  To the extent that Cypress, now or in the future, shall be required to obtain consent for a sublicense from a Third Party to make this grant of rights effective, Cypress shall use commercially reasonable efforts to obtain such consent.

(d)                                  Restrictions on Licenses Granted to Organon.  Organon acknowledges that certain rights granted by Cypress to Organon under this Section 7.1 with respect to the Cypress Technology are licensed to Cypress by Third Parties, including by [...***...] and [...***...] and such rights are subject to the restrictions imposed upon Cypress under such Third Party licenses.  Specifically, with respect to [...***...] the rights granted are subject to the applicable terms and conditions of the [...***...] Agreement, including without limitation the following restrictions from Sections 2.02(b) and (c) of the [...***...] Agreement:

(i)                                    Under the [...***...] Agreement, Cypress has agreed not to develop, market or sell, directly or indirectly, a product under the Cypress Technology licensed to Cypress under the [...***...] Agreement that is a combination of [...***...] that includes [...***...]

(ii)                                Under the [...***...] Agreement, Cypress has agreed not to [...***...] a product under the Cypress Technology licensed to Cypress under the [...***...] Agreement for [...***...] but Cypress may [...***...]

(e)                                  No Implied Licenses.  No right or license under any Patents or Information of either party is granted or shall be granted by implication.  All such rights or licenses are or shall be granted only as expressly provided in this Agreement.

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7.3                               Trademark License.

(a)                                  Use of Trademarks.  Approved Products sold for use in the Field will be sold exclusively under the Trademarks.  The Trademarks shall be chosen by mutual agreement of the parties and shall be owned by Organon.  Organon shall be responsible for all maintenance and costs associated with the Trademarks.

(b)                                  Trademark License.  Subject to the terms and conditions of this Agreement, Organon hereby grants to Cypress during the License Term a non-exclusive, sublicensable worldwide license, to use the Trademarks solely in connection with the promotion, marketing, distribution and support of the Approved Products.

(c)                                  Limitations.  Trademarks can only be used in the form permitted hereunder, and not in combination with any other word, symbol or design unless approved in advance by the Joint Development Committee.

(d)                                  Assignment.  Organon shall assign to Cypress all rights in and to the Trademarks and associated goodwill, which assignment shall be effective only if Organon exercises the Organon Option, and, upon such assignment, the provisions of Sections 2.2(a), (b) and (c) shall terminate.

7.4                               Sublicense Rights.

(a)                                  Right to Sublicense.

(i)                                    Cypress shall have the right to grant sublicenses of the rights granted to it by Organon under this Agreement, which sublicenses shall permit the further grant of sublicenses, only with the prior written approval of Organon, which approval shall not be unreasonably withheld or delayed.

(1)                                 No approval shall be required for Cypress to use contract research organizations in performing development activities under this Agreement.

(2)                                 Organon may not withhold approval of a sublicense by Cypress of the Cypress Participation Rights to any Third Party if Cypress has first discussed having Organon perform such detailing or promotion activities, the proposed Third Party to whom Cypress wishes to grant such Cypress Participation Rights has marketing capabilities comparable to those of Organon (taking into account, among other things, factors such as market share gained on launch of new products and number of available sales representatives), such Third Party has offered to perform such detailing or promotion activities at a price that is less than the price Organon would charge to perform such detailing or promotion activities, and Organon has not agreed to perform such detailing or promotion activities on behalf of Cypress at a price no more than the price for such activities offered by such Third Party.  Notwithstanding the foregoing, in the event that Organon exercises the Organon Option, Cypress shall have the right to grant sublicenses of the rights granted to it by Organon under this Agreement, which sublicenses shall permit the further grant of sublicenses, without the approval of Organon.

(ii)                                Organon shall have the right to grant sublicenses of the rights granted to it by Cypress under this Agreement, which sublicenses shall permit the further grant of sublicenses, only with the prior written approval of Cypress, which consent shall not be unreasonably withheld or delayed.

(1)                                 No approval shall be required for Organon to use contract research organizations in performing development activities under this Agreement.

(2)                                 No approval shall be required for Organon to sublicense the rights of Organon in the Animal Health Field.

(3)                                 Cypress may not withhold approval of a sublicense by Organon of its commercialization rights under Section 7.2 to any Third Party if the proposed Third Party to whom Organon wishes to grant such sublicense rights has marketing capabilities comparable to those of Organon (taking into account, among other things, factors such as market share gained on launch of new products, number of available sales representatives and sales expertise and infrastructure).

(b)                                  Sublicense Terms.  Any sublicense granted under this Agreement shall be subject and subordinate to, and consistent with, the terms and conditions of this Agreement.  The party granting a sublicense of the rights granted to it by the other party under this Agreement shall use commercially reasonable efforts to enforce the terms of such sublicense.  The party granting such a sublicense hereunder shall provide such other party with prompt written notice of the grant of such sublicense and a copy of any such sublicense agreement within 14 days of execution of each such sublicense.  The party granting such a sublicense hereunder shall also remain responsible for all obligations under this Agreement that have been so sublicensed.  All sublicenses shall be assigned to, and become direct licenses with, the party granting the original license hereunder in the event of the termination of this Agreement.  In the event of a material default by any sublicensee under a sublicense agreement, the parties will notify each other as soon as they have knowledge of such default, and the sublicensing party shall take such action as necessary or appropriate to cure such default.

7.5                               Condition to Exclusive License.  In the event that compliance with the notification and waiting period requirements of the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder is required at the time that any license granted under this Section 7 becomes exclusive, then such license shall automatically become exclusive only upon satisfaction of such requirements, and the parties will take such actions as may be necessary or appropriate promptly to satisfy such requirements.

8.                                      PAYMENTS

8.1                               Upfront Fee.  In partial consideration of the rights and licenses granted hereunder, upon execution of this Agreement, Cypress will issue to Organon a warrant (the “Warrant”) to purchase that number of shares of Cypress Common Stock equal in value as of the Effective Date to $1,000,000, based on an exercise price per share of 120% of the closing bid price of the Cypress Common Stock for trading day immediately preceding the Effective Date.  The Warrant shall be in the form attached hereto as Exhibit D.

8.2                               Milestone Payments.

(a)                                  If Organon has exercised the Organon Option in accordance with Section 6.1 prior to submission of the first NDA for a Development Candidate in the Field, then Cypress shall pay Organon the following non-refundable, non-creditable milestone payments:

(i)                                    a milestone payment of [...***...] within 30 days after achievement by Cypress or its sublicensees of [...***...] with the first Development Candidate in the Field, where [...***...]

(ii)                                a milestone payment of [...***...] within [...***...]

The milestone payments set forth in this Section 8.2(a) shall be made only once with respect to the first Development Candidate to achieve the first occurrence of each such milestone event.  The milestone payments set forth in this Section 8.2(a) shall not be due or payable if the Organon Option is exercised under the circumstances described in Section 4.3(b).

(b)                                  If Cypress has exercised the Cypress Option in accordance with Section 6.2 prior to [...***...] then within [...***...] other than [...***...] Organon shall pay Cypress a non-refundable, non-creditable milestone payment of [...***...]  The milestone payment set forth in this Section 8.2(b) shall be made only once with respect to the first Development Candidate or Approved Product to achieve the first occurrence of such milestone event.

8.3                               Royalties.

(a)                                  Royalties Payable to Organon if Organon Option is Exercised.  If Organon exercises the Organon Option, Cypress shall pay to Organon a royalty at the applicable percentage set forth in Exhibit E on Net Sales of the Approved Product in the Shared Territory and at the applicable percentage set forth in Exhibit H on Net Sales of the Approved Product in the Field in the Rest of the World.  This obligation shall remain, on a country by country basis, as long as the Approved Product or its manufacture or use is covered by the claims of valid and enforceable issued Patent within the Cypress Patents, Organon Patents or Joint Patents in the applicable country.

(b)                                  Royalties Payable to Cypress if Cypress Option is Exercised.  If Cypress exercises the Cypress Option, Organon shall pay to Cypress a royalty at the applicable percentage set forth in Exhibit F on Net Sales of the Approved Product.  This obligation shall remain, on a country by country basis, as long as the Approved Product or its manufacture or use is covered by the claims of valid and enforceable issued Patent within the Cypress Patents, Organon Patents or Joint Patents in the applicable country in the Shared Territory.

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(c)                                  Royalties Payable to Cypress in the Rest of the World.  Organon shall pay to Cypress a royalty at the applicable percentage set forth in Exhibit G on Net Sales of the Approved Product in the Rest of the World.  This obligation shall remain, on a country by country basis, as long as the Approved Product or its manufacture or use is covered by the claims of valid and enforceable issued Patent within the Cypress Patents, Organon Patents or Joint Patents in the applicable country.

8.4                               Sharing of Development Expenses.  Unless and until Organon exercises the Organon Option or Cypress exercises the Cypress Option,  Organon and Cypress shall share all Development Expenses up to the amount of Development Expenses set forth in the applicable Budget under the Development Plan after selection of the first Development Candidate pursuant to Section 4.3.  Within 30 days after the end of each Calendar Quarter, each party shall provide the other party with a statement detailing its Development Expenses for such Calendar Quarter, provided that such Development Expenses may not exceed the amount of the Development Expenses set forth in the applicable Budget under the Development Plan.  The receiving party has to confirm the report within two weeks of receipt or submit an objection containing all relevant details for such objection.  Any Development Expenses that exceed the amount of the Development Expenses in the applicable Budget shall be borne by the party incurring such Development Expenses, unless the Joint Development Committee determines otherwise.  Following confirmation of the reports of the parties for a given Calendar Quarter, the party which incurred more costs will invoice to the other party 50% (or either 60% or 40%, as applicable, if the 60/40 Split has been elected under Section 5.3(b)(iv)) of the costs above the amount incurred by the other party in order to reach an equal share of both parties in the costs (e.g. if the 50/50 Split applies and Organon spent 100 and Cypress 80, Organon will invoice to Cypress 10 resulting in a sharing of costs of 90 by both parties).

8.5                               Sharing of Allowable Commercialization Expenses.  Unless and until Organon exercises the Organon Option or Cypress exercises the Cypress Option, Organon and Cypress shall share all Allowable Commercialization Expenses up to the amount of Allowable Commercialization Expenses set forth in the applicable Budget under the Marketing Plan in the same proportion as the Sharing Ratio.  Within 45 days after the end of each Calendar Quarter, each party shall provide the other party with a statement detailing its Allowable Commercialization Expenses for each Approved Product, provided that such Allowable Commercialization Expenses may not exceed the amount of the Allowable Commercialization Expenses set forth in the applicable Budget under the Marketing Plan.  Any such Allowable Commercialization Expenses that exceed the amount of the Allowable Commercialization Expenses shall be borne by the party incurring such Allowable Commercialization Expenses, unless otherwise determined by the Joint Commercialization Committee.

8.6                               Sharing of Shared Revenue; Payment to Cypress.

(a)                                  Sharing of Shared Revenue.  Unless and until Organon exercises the Organon Option or Cypress exercises the Cypress Option, Organon and Cypress shall share any Shared Revenue in the same proportion as the Sharing Ratio.  Within 45 days after the end of each Calendar Quarter in which there are Shared Revenue with respect to a Approved Product, Organon shall provide Cypress with a statement detailing the Shared Revenue for such Approved Product for such Calendar Quarter in the Shared Territory, which statement shall set forth in reasonable detail the components of Shared Revenue for such Approved Product.  Within 60 days after the end of such Calendar Quarter, Organon shall make a payment to Cypress equal to its portion of the Shared Revenue for such Calendar Quarter based on the Sharing Ratio.

(b)                                  Payment to Cypress in the Event of a Sharing Ratio Other than a 50/50 Split or 60/40 Split.  If the parties share Shared Revenue with respect to an Approved Product under Section 8.5(a), and the Sharing Ratio for a Calendar Year is not the 50/50 Split (or the 60/40 Split as applicable), then, within 60 days after the end of such Calendar Year, Organon shall make a payment to Cypress determined as provided below.

(i)                                    The parties shall agree in good faith to an appropriate percentage for such Calendar Year under the circumstances, [...***...]

(ii)                                The payment to be made to Cypress shall equal the percentage agreed to by the parties for such Calendar Year as determined under Section 8.6(b)(i) multiplied by an amount equal to the difference between [...***...]

(iii)                            [...***...]

8.7                               Payments to Third Parties.

(a)                                  Organon will be responsible for any milestone or royalty payments that it is obligated to make under the [...***...] Agreement with respect to Approved Products in the Rest of the World and for any milestone or royalty payments that Cypress is obligated to make under agreements with Third Parties from whom it licenses rights with respect to Approved Products in the Rest of the World, including under the [...***...]  In the event that total royalties payable by Organon to Cypress and to Third Parties with respect to Approved Products in Europe [...***...]

(b)                                  In the event that Organon has exercised the Organon Option, Cypress will be responsible for any milestone or royalty payments that it is obligated to make under agreements with Third Parties from whom it licenses rights with respect to Approved Products in the Shared Territory, including under the [...***...] and for any milestone or royalty payments that Organon is obligated to make under the [...***...] with respect to Approved Products in the Shared Territory.

(c)                                  In the event that Cypress has exercised the Cypress Option, Organon will be responsible for any milestone or royalty payments that it is obligated to make under the [...***...]

***Confidential Treatment Requested

[...***...] with respect to Approved Products in the Shared Territory and for any milestone or royalty payments that Cypress is obligated to make under agreements with Third Parties from whom it licenses rights with respect to Approved Products in the Shared Territory, including under the [...***...]

9.                                      MANUFACTURING AND SUPPLY

9.1                               Designation of Manufacturing Party.

(a)                                  Manufacture of Approved Products by Organon.

(i)                                    Manufacture of Development Candidates and Approved Products for Development.  Unless otherwise agreed by the Joint Commercialization Committee, Organon or its Affiliate(s) shall manufacture and supply all quantities of a Development Candidate or Approved Product necessary for development; provided that Organon may decline to manufacture and supply such quantities of a Approved Product for [...***...] by giving Cypress written notice to such effect no later than [...***...] after the Joint Development Committee’s selection designation of such Development Candidate in accordance with Section 4.3.  Unless otherwise agreed by the Joint Development Committee, by December 31, 2005, the parties shall enter into a Clinical Supply Agreement under which Organon or its Affiliate(s) shall be responsible for the manufacture and supply of all quantities of Development Candidates for use in development activities pursuant to this Agreement.

(ii)                                Manufacture of Approved Products for Commercialization.  Unless otherwise agreed by the Joint Commercialization Committee within 180 days after enrollment of the first patient in the first Phase III Clinical Trial with respect to any Development Candidate, the parties shall enter into a Manufacturing Agreement under which Organon or its Affiliate(s) shall be responsible for the manufacture and supply of all quantities of Approved Product necessary for commercialization; provided that Organon may decline to enter into such agreement for any reason by giving Cypress written notice to such effect no later than 60 days after the beginning of such 180-day period.  In case Organon has exercised the Organon Option and has elected to manufacture for Cypress pursuant to Section 5.6, the price to be charged by Organon to Cypress will be  subject to reasonable negotiation with Cypress and subject to the Manufacturing Agreement.

(b)                                  Manufacture of Approved Products by Third Parties.  In the event that the Joint Development Committee or Joint Commercialization Committee determines that it is in the best interests of the parties for any one or more manufacturing activities with respect to an Approved Product to be undertaken by an identified Third Party (whether as a result of a decision by Organon in accordance with Section 9.1(a) not to undertake such manufacturing activities or otherwise), the negotiations with such Third Party relating to such manufacturing activities shall be led by Organon; provided that (A) Organon shall keep Cypress informed of the substance and status of such negotiations, and allow Cypress to participate in such negotiations, (B) Organon shall take into account in such negotiations the reasonable commercial interests of Cypress and the best interests of both parties, and (C) the final agreement with the Third Party shall be subject to mutual agreement of the parties.  The parties each agree to grant such licenses or sublicenses under the Cypress Technology, Organon Technology, Joint Data and Joint Patents

***Confidential Treatment Requested

to any such Third Party as may be reasonably necessary for such Third Party to manufacture the Approved Product.

9.2                               Certain Covenants.  Organon and its Affiliate(s) agree and covenant that, in the event that it manufactures a Development Candidate pursuant to the Clinical Supply Agreement or an Approved Product pursuant to the Manufacturing Agreement, it will (a) use Diligent Efforts to avoid shortfalls of supply based on the forecasts provided to it pursuant to the Clinical Supply Agreement or Manufacturing Agreement, as applicable, shall promptly notify the parties in the event it becomes aware of any probable shortfall and shall use Diligent Efforts to remedy any shortfall of supply as soon as practicable; (b) be responsible for manufacturing, filling, packaging and warehousing of the Development Candidate or Approved Product in conformity with applicable cGMP requirements and the Specifications, and in accordance, in all material respects, with all other applicable laws, rules and regulations; (c) maintain or cause to be maintained all records necessary and appropriate to demonstrate compliance with applicable cGMP requirements and the applicable Specifications; and (d) grant Cypress the right, on ten (10) days advance notice and during normal business hours during the term of this Agreement, to have its personnel or representatives with quality control or quality assurance responsibilities inspect and audit the facilities and operations directly related to the manufacture and supply of the Development Candidate or Approved Product in order to confirm compliance with the covenants contained in this Section; provided that the foregoing inspection and audit right shall be limited to one such visit for per Calendar Year and two such personnel or representatives per visit; and provided, further, that such personnel or representatives shall be subject to Organon’s prior approval, such approval not to be unreasonably withheld, provided that  any regulatory audit from a governmental authority shall have precedence for scheduling.

10.                               PAYMENT; RECORDS; AUDITS

10.1                        Payment; Reports.  Reports regarding sales of Approved Products and payments thereon in accordance with this Agreement shall be calculated and reported for each Calendar Quarter.  All payments between the parties shall be arranged by invoice, which shall be payable within 45 days of invoice date, unless otherwise specifically provided herein.  Each payment shall be accompanied by a report of Development Expenses, Allowable Commercialization Expenses, Net Sales or Shared Revenue in sufficient detail to permit confirmation of the accuracy of the payment made, including without limitation and on a country-by-country basis, the number of Approved Products sold, Net Sales of Approved Products or Shared Revenue for Approved Products, as applicable (including the calculation of Net Sales), the amount payable, the method used to calculate the payment and the exchange rates used.

10.2                        Exchange Rate; Manner and Place of Payment.  All payments due and payable under this Agreement by one party to the other party shall be payable in United States dollars.  With respect to each Calendar Quarter, for countries other than the United States, whenever conversion of payments from any foreign currency shall be required, such conversion shall be made at the rate of exchange reported in The Wall Street Journal for the last business day applicable to such Calendar Quarter.  All payments owed under this Agreement shall be made by wire transfer to a bank and account designated in writing by the party entitled to receive such payment, unless otherwise specified in writing by such party.  Invoices to Organon or Cypress shall be sent by mail to the applicable address set forth below:

Organon  (Ireland) Ltd.

Attn. Controller

Churerstrasse 158,

Pfaffikon 8808,

Switzerland

Cypress Bioscience, Inc.

Attn. Chief Financial Officer

4350 Executive Drive, Suite 325

San Diego, CA 92121  USA

10.3                        Withholding of Taxes.  The party receiving payments under this Agreement will pay any and all taxes levied on account of such payment.  If any taxes are required to be withheld by the paying party, it will (a) deduct such taxes from the remitting payment, (b) timely pay the taxes to the proper taxing authority, and (c) send proof of payment to the other party and certify its receipt by the taxing authority within 60 days following such payment.

10.4                        Records.  All research and development conducted by or on behalf of each party pursuant to this Agreement shall be completely and accurately recorded, in reasonable detail and in good scientific manner, in separate laboratory notebooks. On reasonable notice, and at reasonable intervals, each party shall have the right to inspect and copy all such records of the other party reflecting the applicable Cypress Technology, Organon Technology, Joint Data or Joint Patents  or work done under this Agreement, to the extent reasonably required to carry out its respective obligations and to exercise its respective rights hereunder.  Notwithstanding the definition of “Confidential Information,” all such records shall constitute Confidential Information of the party owning such records.

10.5                        Audits.  Each party shall keep complete and accurate records as are required by applicable administrative, regulatory and legal requirements.  During the License Term for three years after the end of the License Term, the parties shall also maintain sufficient records to permit the other party to confirm the accuracy of all payments due and efforts made hereunder, including without limitation, records pertaining to gross sales and Net Sales of Approved Products, Shared Revenue, Development Expenses and Allowable Commercialization Expenses, if applicable.  The party receiving payment or making payment shall have the right, during the three year period following the date that such payment is received or made, to cause an independent, certified public accountant reasonably acceptable to the other party to audit such records of such other party to confirm the accuracy of the payments made.  Such audits may be exercised during normal business hours upon reasonable prior written notice to the audited party.  Prompt adjustments shall be made by the parties to reflect the results of such audit.  The party causing such audit shall bear the full cost of such audit unless such audit discloses a variance of more than 5% from the amount of the payments due under this Agreement for the benefit of the party that requested the audit.  In the case of such a variance of more than 5%, the audited party shall bear the full cost of such audit.  In the event of underpayment, the audited party shall promptly remit to the other party the amount of any underpayment.  The Trustees of the University of Illinois shall have audit rights with respect to Cypress as Organon has under this Section 10.5 with respect to Approved Products that use any intellectual property rights subject to the UIC Agreement.

10.6                        Prohibited Payments.  Notwithstanding any other provision of this Agreement, if a party is prevented from paying any payments due hereunder by virtue of the statutes, laws, codes or governmental regulations of the country from which the payment is to be made, then such payments may be paid by depositing funds in the currency in which accrued to the other party account in a bank acceptable to such other party in the country whose currency is involved.

10.7                        Late Payments.  In the event that any payment due hereunder is not made when due, the payment shall accrue interest from the date due at the rate of 1.5% per month; provided, however, that in no event shall such rate exceed the maximum legal annual interest rate; provided further that no such interest shall accrue until the other party has provided additional written reminder notice of such late payment or during any period that any dispute with respect to a payment is being diligently pursued in good faith by the party from whom such payment is claimed.  The payment of such interest shall not limit a party from exercising any other rights it may have as a consequence of the lateness of any payment.

11.                               OWNERSHIP OF INFORMATION AND ACCESS TO INFORMATION

11.1                        Cypress Information.  Cypress Information derived from development, marketing and other permitted activities under and during the License Term with respect to Development Candidates and Approved Products in the Field and all intellectual property rights therein, if any, including without limitation, the Cypress Patents, shall be the sole property of Cypress, subject only to the license rights granted to Organon under this Agreement.  The interest of Cypress in the Cypress Information shall automatically be deemed included in the rights licensed under this Agreement to Organon.  Cypress shall make Cypress Information existing as of the Effective Date available to Organon promptly following the Effective Date, Organon shall have reasonable access, upon request, to updated Cypress Information and all related intellectual property rights, and Cypress agrees to regularly provide Organon with such Cypress Information through the Joint Development Committee or Joint Commercialization Committee.

11.2                        Organon Information.  Organon Information derived from development, marketing and other permitted activities under and during the License Term with respect to Development Candidates and Approved Products in the Field and all intellectual property rights therein, if any, including without limitation, the Organon Patents, shall be the sole property of Organon, subject only to the license rights granted to Cypress under this Agreement.  The interest of Organon in the Organon Information shall automatically be deemed included in the rights licensed under this Agreement to Cypress.  Organon shall make Organon Information existing as of the Effective Date available to Cypress promptly following the Effective Date, Cypress shall have reasonable access, upon request, to updated Organon Information and all related intellectual property rights, and Organon shall regularly provide Cypress with such Organon Information through the Joint Development Committee or Joint Commercialization Committee.

11.3                        Joint Data.  Joint Data generated in the course of development, marketing and other permitted activities under and during the License Term with respect to Development Candidates and Approved Products in the Field and all intellectual property rights therein, shall be jointly owned by Cypress and Organon, subject only to the license rights granted to Cypress and Organon under this Agreement.  The parties hereby make such assignment or other transfer of rights in the Joint Data as necessary to enable the parties to own the Joint Data jointly.  The interest of Cypress and Organon in the Joint Data shall automatically be deemed included in the rights licensed by each party to the other party under this Agreement.  Each party shall have reasonable access, upon request to the other party, to updated Joint Data and all related intellectual property rights, and each party shall regularly provide the other party with such Joint Data through the Joint Development Committee or Joint Commercialization Committee.  Neither party may use any Joint Data for any purpose other than for research, development, manufacture and commercialization of Development Candidates and Approved Products in the Field, except as otherwise mutually agreed by the parties in writing.

12.                               INTELLECTUAL PROPERTY

12.1                        Patent Prosecution and Maintenance of Organon Patents and Joint Patents.  Organon (or its licensor) shall be responsible for prosecution and maintenance of all Organon Patents and Joint Patents at its own expense.  Organon shall keep Cypress informed of progress with regard to the prosecution, maintenance, enforcement and defense of the Organon Patents and Joint Patents by providing Cypress with copies of official actions, amendments and responses with respect to such prosecution prior to filing with reasonable advance notice to allow for review and comment.  If Organon exercises the Organon Option, then Organon will follow the requests and suggestions of Cypress with respect to strategies for prosecution and maintenance of all Organon Patents and Joint Patents.  If Organon elects not to file, prosecute or maintain any particular Joint Patent in one or more countries, it shall promptly notify Cypress.  In that case, Cypress may undertake the responsibility for filing, prosecuting or maintaining such Joint Patent at its own expense, and if it does so, Organon shall assign to Cypress all its right, title and interest to any such Joint Patent(s) in such country or countries, and upon such assignment such Joint Patent(s) shall become the sole property of Cypress in such territories.

12.2                        Patent Prosecution and Maintenance of Cypress Patents.  Cypress (or its licensor) shall be responsible for prosecution and maintenance of all Cypress Patents at its own expense.  Cypress shall keep Organon informed of progress with regard to the prosecution, maintenance, enforcement and defense of the Cypress Patents by providing Organon with copies of official actions, amendments and responses with respect to such prosecution prior to filing with reasonable advance notice to allow for review and comment.

12.3                        Cooperation of the Parties.  Each party agrees to cooperate fully in the prosecution of Patents subject to licenses under this Agreement.

12.4                        Infringement by Third Parties of Patents.

(a)                                  Organon and Cypress shall promptly notify the other in writing of any alleged or threatened infringement or any challenge to the validity of the Organon Patents or Cypress Patents of which they become aware.

(b)                                  Organon shall have the first right to bring and control any action or proceeding with respect to infringement of any of the Organon Patents and, so long as Organon has not exercised the Organon Option, the Joint Patents at its own expense and by counsel of its own choice.  In connection with such action or proceeding brought and controlled by Organon, Cypress may elect to share the costs of such action or proceeding and any recovery realized as a result of such action or proceeding as part of a cost-sharing arrangement, to be determined by mutual agreement of the parties in good faith, taking into account the relative economic interests of the parties.  Organon shall keep Cypress updated regarding the status and costs of such action or proceeding.  If Organon fails to bring an action or proceeding within (a) 120 days following the notice of alleged infringement or (b) 10 days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, then, subject to the terms of any license agreement under which Organon has licensed any Organon Patents, Cypress shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and Organon shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.

(c)                                  Cypress shall have the first right to bring and control any action or proceeding with respect to infringement of any of the Cypress Patents at its own expense and by counsel of its own choice.  In connection with such action or proceeding brought and controlled by Cypress, Organon may elect to share the costs of such action or proceeding and any recovery realized as a result of such action or proceeding as part of a cost-sharing arrangement, to be determined by mutual agreement of the parties in good faith, taking into account the relative economic interests of the parties.  Cypress shall keep Organon updated regarding the status and costs of such action or proceeding.  If Cypress fails to bring an action or proceeding within (a) 120 days following the notice of alleged infringement or (b) 10 days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, then, subject to the terms of any license agreement under which Cypress has licensed any Cypress Patents, Organon shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and Cypress shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.

(d)                                  In the event a party brings an infringement action, the other party shall cooperate fully, including if required to bring such action, the furnishing of a power of attorney.  Both parties shall use their commercially reasonable efforts in cooperating with each other to terminate such infringement without litigation, if appropriate.  Neither party shall have the right to settle any infringement litigation under this Section 12.4 without the prior written consent of the other party.  Except as otherwise agreed to by the parties as part of a cost-sharing arrangement, and except as otherwise provided in Section 12.4(b) or 12.4(c), any recovery realized as a result of such litigation, after reimbursement of any litigation expenses of Organon and Cypress, shall be retained by the party that brought and controlled such litigation.

12.5                        Infringement of Third Party Rights.

(a)                                  Each party shall promptly notify the other in writing of any allegation by a Third Party that the activity of either of the parties or their Affiliates, licensees or sublicensees pursuant to this Agreement infringes or may infringe the intellectual property rights of such Third Party.

(b)                                  Unless and until Organon exercises the Organon Option and subject to Section 12.5(c), Organon shall have the first right to control any defense of any such claim alleging that the sale of Approved Products in the Field infringes any Third Party rights, at its own expense and by counsel of its own choice, and Cypress shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.  If Organon fails to proceed in a timely fashion with regard to such defense, Cypress shall have the right to control any such defense of such claim at its own expense and by counsel of its own choice, and Organon shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.  If Organon has exercised the Organon Option, Cypress shall have the sole right to control any defense of any such claim alleging that the sale of Approved Products in the Field infringes any Third Party rights, at its own expense and by counsel of its own choice, and Organon shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.

(c)                                  In any Specific Country with respect to which Organon has granted Cypress a license under Section 7.2(a), Cypress shall have the first right to control any defense of any such claim alleging that the sale of Approved Products in such Specific Country infringes any Third Party rights in such Specific Country, at its own expense and by counsel of its own choice, and Organon shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.

(d)                                  Neither party shall have the right to settle any patent infringement litigation under this Section 12.5 relating to the manufacture or commercialization of Development Candidates or Approved Products in any manner which could negatively and materially affect the rights or liability of the other party without the consent of such other party.

12.6                        Patent Prosecution Strategy.  The parties intend to establish, in each country worldwide where it is commercially reasonable to do so, Patent rights that are as broad as reasonably practicable with respect to Development Candidates and their manufacture or use in the Field; provided that neither party is obligated to file, prosecute and maintain any Patent unless there is mutual agreement between Cypress and Organon.  The parties agree to cooperate with each other to achieve such intention, so as to maximize the commercial value of the Approved Products by obtaining broad Patent-based exclusivity where available.

13.                               REPRESENTATIONS AND WARRANTIES AND COVENANTS

13.1                        Mutual Representations and Warranties.  Each party represents and warrants to the other that:

(a)                                  Power.  It is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full power and authority to enter into this Agreement and to carry out the provisions hereof.

(b)                                  Due Authorization.  It is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite action.

(c)                                  Binding Agreement.  This Agreement is legally binding upon it, enforceable in accordance with its terms.  The execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

(d)                                  Grant of Rights; Maintenance of Agreements.  It has not, and will not during the License Term, grant any right to any Third Party that would conflict with the rights granted to the other party hereunder.  It has (or will have at the time performance is due) maintained and will maintain and keep in full force and effect all agreements (including license agreements) and filings (including patent filings) necessary to perform its obligations hereunder.

(e)                                  Right to Grant Licenses.  It has the right to grant to the other party the rights granted hereunder.

13.2                        Intellectual Property Representations.

(a)                                  As of the Effective Date, Organon’s rights to the Organon Technology are not subject to any royalty obligation to any Third Party (including for this purpose, to officers, directors, employees or other consultants or agents of Organon) and such rights are not subject to termination or limitation by any Third Party, in each case other than such obligations as are expressly noted in this Agreement.  To Organon’s knowledge, the practice of the Organon Technology to develop or commercialize Development Candidates or Approved Products in the Field does not infringe any issued Patents of any Third Party and Organon has not received notice or communication alleging that the practice of the Organon Technology infringes or may infringe the rights of any Third Party, nor is Organon aware of any reasonable basis for any such allegation, except as expressly provided in Exhibit J hereto.  Organon shall take appropriate steps to cause the invalidation of the patents (or patents issuing from the patent applications) listed on Exhibit J to the extent that the practice of such patents would be infringed by the practice of the Organon Technology by Organon in accordance with this Agreement.  Organon shall ensure that Organon will be the sole assignee of all right, title and interest in [...***...] and that the [...***...] will assign, or cause to be assigned, to Organon any right, title or interest that the [...***...] or its faculties or employees may have in such patents.

(b)                                  As of the Effective Date, Cypress’ rights to the Cypress Technology are not subject to any royalty obligation to any Third Party (including for this purpose, to officers, directors, employees or other consultants or agents of Cypress) and such rights are not subject to termination or limitation by any Third Party, in each case other than such obligations as are expressly noted in this Agreement.  To Cypress’ knowledge, the practice of the Cypress Technology to develop or commercialize Development Candidates or Approved Products in the Field does not infringe any issued Patents of any Third Party and Cypress has not received notice or communication alleging that the practice of the Cypress Technology infringes or may infringe the rights of any Third Party, nor is Cypress aware of any reasonable basis for any such allegation.

***Confidential Treatment Requested

13.3                        Limitation of Representations and Warranties.  EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 13, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.  Without limiting the generality of the foregoing, each party expressly disclaims any warranty regarding the success of any development activities hereunder, or the safety or usefulness for any purpose of the Development Candidates or Approved Products or any Cypress Technology or Organon Technology.

14.                               CONFIDENTIALITY; PUBLICATION

14.1                        Confidentiality.  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the parties, the parties agree that, during the License Term and for five years thereafter, the receiving party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement any confidential information (including without limitation, Information) furnished to it by the other party pursuant to this Agreement (collectively, “Confidential Information”).  Confidential Information disclosed orally in Joint Development Committee meetings shall be reduced to writing and sent to the non-disclosing party within 30 days of first disclosure to retain its status as Confidential Information.  All other Confidential Information regarding research, development or commercialization matters disclosed orally pursuant to this Agreement shall be deemed Confidential Information, whether or not reduced to writing.  Each party agrees that Joint Data, Joint Patents and this Agreement are the Confidential Information of each party.  Each party may use Confidential Information of the other party only to the extent required to accomplish the purposes of this Agreement.  Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information of which it is aware.

14.2                        Exceptions.  Confidential Information shall not include any information that the receiving party can prove by competent written evidence:

(a)                                  is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available;

(b)                                  is known by the receiving party at the time of receiving such information, as evidenced by its records; or

(c)                                  is hereafter furnished to the receiving party by a Third Party, as a matter of right and without restriction on disclosure.

14.3                        Authorized Disclosure.  Each party may disclose Confidential Information belonging to the other party to the extent such other party provides written permission to disclose such Confidential Information, or if such disclosure is reasonably necessary in the following instances:

(a)                                  prosecuting Patents and Trademarks;

(b)                                  regulatory filings;

(c)                                  prosecuting or defending litigation;

(d)                                  complying with applicable court orders or governmental regulations or making available clinical data through clinical trial registries or similar mechanism in accordance with applicable policies; and

(e)                                  disclosure to Affiliates, licensees or sublicensees (including potential licensees or sublicensees), employees, consultants, agents or other Third Parties in connection with due diligence or similar investigations by such Third Parties or the performance of its obligations or exercise of its rights under this Agreement, in each case who agree to be bound by similar terms of confidentiality and non-use at least equivalent in scope to those set forth in this Section 14.

Notwithstanding the foregoing, in the event a party is required to make a disclosure of the other party’s Confidential Information pursuant to Section 14.3, it will, except where impracticable, give reasonable advance notice to the other party of such disclosure and, with respect to Section 14.3(c) or (d), use efforts to secure confidential treatment of such information at least as diligent as such party would use to protect its own confidential information, but in no event less than reasonable efforts.  In any event, the parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder.

14.4                        Publications.  Each party to this Agreement recognizes that the publication of papers containing results of and other information regarding development of Development Candidates (except as provided hereinafter), including oral presentations and abstracts, may be beneficial to both parties provided such publications are subject to reasonable controls to protect Confidential Information.  In particular, it is the intent of the parties to maintain the confidentiality of any Confidential Information included in any United States or foreign application until such United States or foreign patent application has been published.  Accordingly, the other party shall have the right and obligation to review and approve any paper proposed for publication by the other party, including oral presentations and abstracts.  Before either party may submit any paper, oral presentation or abstract for publication, the party proposing publication shall deliver a complete copy of such materials to the other party at least 45 days prior to submitting the paper to a publisher or the date set for presentation.  The other party shall review any such paper and give its comments to the publishing party within 30 days of the delivery of such paper to the other party.  With respect to oral presentation materials, the other party shall make reasonable efforts to expedite review of such materials, and shall return such items as soon as practicable to the publishing party with appropriate comments, if any, but in no event later than 30 days from the date of delivery to the other party.  With respect to abstracts, the other party shall make reasonable efforts to expedite review of such abstracts, and shall return such items as soon as practicable to the publishing party with appropriate comments, if any, but in no event later than 10 days from the date of delivery to the other party.  The publishing party shall comply with the other party’s request to delete references to the non-publishing party’s Confidential Information in any such paper or other materials.  Notwithstanding anything to the contrary in this Agreement, neither party shall have the right to publish in any form any Confidential Information of the other party without such other party’s prior written consent.

14.5                        Press Release.  It is understood that the parties intend to issue a joint press release announcing the execution of this Agreement and agree that each party may desire or be required to issue subsequent press releases relating to this Agreement or activities thereunder.  The parties agree to consult with each other reasonably and in good faith with respect to the text and timing of such press releases prior to the issuance thereof, provided that a party may not unreasonably withhold consent to such releases, and that either party may issue such press releases as it determines, based on advice of counsel, are reasonably necessary to comply with laws or regulations or for appropriate market disclosure.  Each party agrees to review each press release within 72 hours after receiving the press release from the other party.  In addition, following the initial joint press release announcing this Agreement, either party shall be free to disclose, without the other party’s prior written consent, the existence of this Agreement, the identity of the other party and those terms of this Agreement that have already been publicly disclosed in accordance herewith.

14.6                        SEC Filings.  The parties will consult with each other on the provisions of this Agreement to be redacted in any filings made by the parties with the Securities and Exchange Commission or as otherwise required by law.  The parties agree that either party may make such disclosures pursuant to Form 8-K or otherwise as it determines, based on advice of counsel, are reasonably necessary to comply with laws or regulations or for appropriate market disclosure.  The parties shall consult with one another before any such filing, and shall seek protection for any Confidential Information.

15.                               TERM AND TERMINATION

15.1                        Term.  The term of this Agreement shall commence on the Effective Date and, unless earlier terminated pursuant to Sections 15.2 or 15.3, continue on a country-by-country and Approved Product-by-Approved Product basis until the later of (a) the expiration of the last to expire of the Cypress Patents, Organon Patents or Joint Patents that claim, disclose or cover the Approved Product or its manufacture or use in such country, or (b) the date that the Approved Product is no longer sold in such country (the “License Term”).

15.2                        Termination.  A party shall have the right to terminate this Agreement upon [...***...] prior written notice to the other upon the occurrence of any of the following:

(a)                                  the bankruptcy, insolvency, dissolution or winding up of the other party; or

(b)                                  the breach of any material provision of this Agreement by the other party if the breaching party has not cured such breach within the [...***...] period following the date of written notice of termination by the non-breaching party or, if such breach is not susceptible of cure within such [...***...] the breaching party has not taken appropriate steps to commence such cure during such [...***...] and continued to diligently pursue such cure in a manner

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reasonably assuring such cure within a reasonable period of time thereafter; provided, however, that to the extent a breach affects only a given country, termination shall apply only to such country.  In addition, termination shall not be permitted for a payment breach where the obligation to make payment is being diligently contested in good faith by appropriate proceedings and any required payment is promptly made following completion of dispute resolution as contemplated hereby; or

(c)                                  in the event that the Joint Development Committee or Joint Commercialization Committee, as applicable, Organon (only in the event that Cypress has exercised the Cypress Option) or Cypress (only in the event that Organon has exercised the Organon Option) determines to cease development of all Development Candidates in the Field or commercialization of Approved Products in the Field, as applicable, and in fact permanently ceases all development of all Development Candidates or commercialization of all Approved Products in the Field; provided that, if Organon terminates this Agreement pursuant to this Section in the event that Cypress has exercised the Cypress Option or Cypress terminates this Agreement pursuant to this Section in the event that Organon has exercised the Organon Option and such party subsequently recommences development of any Development Candidate or commercialization of any Approved Product in the Field then the provisions of this Agreement shall again apply to such Development Candidate or Approved Product.

15.3                        Effect of Expiration - Termination; Surviving Obligations.

(a)                                  License Termination.  Upon expiration or termination of this Agreement, all rights and obligations under this Agreement shall terminate except as set forth in Section 15.3(b).

(b)                                  Obligations that Survive.  Expiration or early termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination.  Except as set forth below or elsewhere in this Agreement, the obligations and rights of the parties under the following sections shall survive expiration or termination of this Agreement:  Sections 1; 4.6 (last sentence only); 10.4, 10.5, 11.1 (last sentence only); 11.2 (last sentence only); 11.3; 13; 14; 15; 16.1; 16.2; 17; and 18.

(c)                                  Return of Confidential Information.  Within 30 days following the expiration or early termination of this Agreement, each party shall deliver to the other party any and all Confidential Information of the other party in its possession.

(d)                                  Cost of Obsolete Inventory.  In the event of termination of this Agreement by Organon pursuant to Section 15.2(a) or (b) or pursuant to Section 15.2(c) upon determination by the Joint Commercialization Committee or Cypress (in the event that Organon has exercised the Organon Option) to cease commercialization of Approved Products in the Field, all costs related to obsolete inventories of Approved Product shall be shared between the parties.

15.4                        Damages; Relief.  Termination of this Agreement shall not preclude any party from claiming any other damages, compensation or relief that it may be entitled to upon such termination.

15.5                        Bankruptcy Code.  All licenses granted under this Agreement will be deemed licenses of rights to intellectual property for purposes of Section 365(n) of the U.S. Bankruptcy Code and a licensee under this Agreement will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code.

16.                               INDEMNIFICATION

16.1                        Indemnification.

(a)                                  Organon Indemnification.  Organon hereby agrees to save, defend, indemnify and hold harmless Cypress and its officers, directors, employees, consultants and agents, and Third Parties from whom Cypress has licensed Cypress Technology, including, without limitation, [...***...] and their respective officers, directors, trustees, employees, faculty members, students and agents, from and against any and all losses, damages, liabilities, expenses and costs, including reasonable legal expense and attorneys’ fees (“Indemnified Losses”), to which any such Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Indemnified Losses arise directly out of (i) the material breach by Organon of any representation or warranty under Article 13, or (ii) the development, manufacture, use, handling, storage, sale or other disposition of any Development Candidate or Approved Products by Organon or any of its Affiliates or sublicensees (other than Cypress and its Affiliates and sublicensees), except, in any case, to the extent such Indemnified Losses result from the negligence or willful misconduct of Cypress.  In addition, if the patents (or patents issuing from the patent applications) listed on Exhibit J are not invalidated to the extent that the practice of such patents would be infringed by the practice of the Organon Technology by Organon in accordance with this Agreement, then Organon hereby agrees to save, defend, indemnify and hold harmless Cypress and its officers, directors, employees, consultants and agents, and Third Parties from whom Cypress has licensed Cypress Technology, including, without limitation, [...***...] and their respective officers, directors, trustees, employees, faculty members, students and agents, from and against any Indemnified Losses to which any such Indemnitee may become subject as a result of any claim or action brought by Sumitomo or Sumika or their affiliated entities, successors or assigns against Organon or its Affiliates, licensees or sublicensees based upon, arising out of, or otherwise relating to an alleged infringement of a claim of any patent or patent issued from, or that claims priority to, any patent application referenced on Exhibit J because of the use or practice of any Organon Technology by Organon in accordance with this Agreement.  Organon shall hold Cypress harmless from any claims related to license agreements entered into by Organon prior to the Effective Date, except to the extent such claims result from the negligence or willful misconduct of Cypress or the breach by Cypress of any material term of this Agreement.

(b)                                  Cypress Indemnification.  Cypress hereby agrees to save, defend, indemnify and hold harmless Organon and its officers, directors, employees, consultants and agents from and against any and all Indemnified Losses to which such Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party to the extent such Indemnified Losses arise directly out of (i) the material breach by Cypress of any representation or warranty under Article 13 or (ii) the development, manufacture, use, handling, storage, sale or other disposition of any Development Candidate or Approved Product by

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Cypress or any of its Affiliates or sublicensees (other than Organon and its Affiliates and sublicensees), except, in any case, to the extent such Indemnified Losses result from the negligence or willful misconduct of Organon.  Cypress shall hold Organon harmless from any claims related to license agreements entered into by Cypress prior to the Effective Date, except to the extent such claims result from the negligence or willful misconduct of Organon or the breach by Organon of any material term of this Agreement.

16.2                        Control of Defense.  In the event an Indemnitee seeks indemnification under Section 16.1, it shall inform the other party (the “Indemnifying Party”) of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of the Indemnifying Party) in the defense of the claim.

16.3                        Insurance.

(a)                                  Cypress Insurance.  During the License Term, Cypress, at its own expense, shall maintain (and shall cause any of its sublicensees to maintain) in effect, with reputable insurance companies, appropriate insurance policies, including, but not limited to a policy of product liability insurance and a policy of general liability insurance, in such amounts as is reasonably sufficient and commercially reasonable to protect against liability contemplated by Section 16.1(b) above.  If requested, Cypress shall provide Organon with a certificate of insurance (or evidence of self-insurance) evidencing such coverage.

(b)                                  Organon Insurance.  During the License Term, Organon, at its own expense, shall maintain (and shall cause any of its sublicensees to maintain) in effect, with reputable insurance companies, appropriate insurance policies, including, but not limited to a policy of product liability insurance and a policy of general liability insurance, in such amounts as is reasonably sufficient and commercially reasonable to protect against liability contemplated by Section 16.1(a) above.  If requested, Organon shall provide Cypress a certificate of insurance (or evidence of self-insurance) evidencing such coverage.

17.                               DISPUTE RESOLUTION; ARBITRATION

17.1                        Dispute Resolution.  Except as set forth in Sections 3.3, 3.4, 4.3 and 4.9, any dispute arising under or relating to the parties rights and obligations under this Agreement will be referred to the Chief Executive Officer of Cypress and an appropriate senior executive of Organon, for resolution.  In the event the two representatives are unable to resolve such dispute within 30 days or such dispute being referred to the officers, the dispute shall be subject to arbitration, as provided in Section 17.2.

17.2                        Arbitration.

(a)                                  Claims.  Except as set forth in Section 4.9, any claim, dispute, or controversy of whatever nature arising out of or relating to this Agreement that is not resolved under Section 17.1 within the required [...***...] including without limitation, any action or claim based on tort, contract, or statute (including any claims of breach or violation of statutory or common law protections from discrimination, harassment and hostile working

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environment), or concerning the interpretation, effect, termination, validity, performance and/or breach of this Agreement (“Claim”), shall be resolved by final and binding arbitration before a panel of three experts with relevant industry experience (the “Arbitrators”).  One Arbitrator shall be chosen by Cypress and one Arbitrator shall be chosen by Organon within [...***...] from the notice of initiation of arbitration.  The third Arbitrator shall be chosen by mutual agreement of the Arbitrator chosen by Cypress and the Arbitrator chosen by Organon within [...***...] of the date that the last of such Arbitrators were appointed.  The Arbitrators shall be administered by JAMS (the “Administrator”) in accordance with its then existing arbitration rules or procedures regarding commercial or business disputes.  The arbitration shall be held in New York, New York.

(b)                                  Arbitrators’ Award.  The Arbitrators shall, within [...***...] after the conclusion of the arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded.  The decision or award rendered by the Arbitrators shall be final and non-appealable, and judgment may be entered upon it in accordance with applicable law in the State of New York or California, as applicable, or any other court of competent jurisdiction.  The Arbitrators shall be authorized to award compensatory damages, but shall NOT be authorized (i) to award non-economic damages, such as for emotional distress, pain and suffering or loss of consortium, (ii) to award punitive damages, or (iii) to reform, modify or materially change this Agreement or any other agreements contemplated hereunder; provided, however, that the damage limitations described in parts (i) and (ii) of this sentence will not apply if such damages are statutorily imposed.

(c)                                  Costs.  Each party shall bear its own attorney’s fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitrators; provided, however, the arbitrators shall be authorized to determine whether a party is the prevailing party, and if so, to award to that prevailing party reimbursement for its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), and/or the fees and costs of the Administrator and the Arbitrators.

(d)                                  Compliance with this Agreement.  Unless the parties otherwise agree in writing, during the period of time that any arbitration proceeding is pending under this Agreement, the parties shall continue to comply with all those terms and provisions of this Agreement that are not the subject of the pending arbitration proceeding.

(e)                                  Injunctive or Other Equity Relief.  Nothing contained in this Agreement shall deny any party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing arbitration proceeding.

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18.                               GENERAL PROVISIONS

18.1                        Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding its conflicts of laws principles.

18.2                        Entire Agreement; Modification.  This Agreement is both a final expression of the parties’ agreement and a complete and exclusive statement with respect to all of its terms.  The Exhibits referred to in this Agreement are incorporated herein and made a part of this Agreement by this reference.  This Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein.  No rights or licenses with respect to any intellectual property of either party are granted or deemed granted hereunder or in connection herewith, other than those rights expressly granted in this Agreement.  No trade customs, courses of dealing or courses of performance by the parties shall be relevant to modify, supplement or explain any term(s) used in this Agreement.  This Agreement may not be modified or supplemented by any purchase order, change order, acknowledgment, order acceptance, standard terms of sale, invoice or the like.  This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by the parties to this Agreement.

18.3                        Relationship Between the Parties.  The parties’ relationship, as established by this Agreement, is solely that of independent contractors.  This Agreement does not create any partnership, joint venture or similar business relationship between the parties.  Neither party is a legal representative of the other party, and neither party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other party for any purpose whatsoever.

18.4                        Non-Waiver.  The failure of a party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance.  Any waiver by a party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such party.

18.5                        Limitation of Damages.  Except for amounts payable for breach of Section 14 or pursuant to Section 16.1, neither party shall be liable to the other party for special, consequential or incidental damages in connection with this Agreement.

18.6                        Assignment.  Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either party without the prior written consent of the other party; provided, however, that either party may assign this Agreement and its rights and obligations hereunder without the other party’s consent (a) subject to Section 18.13, in connection with the transfer or sale of all or substantially all of the business of such party to which this Agreement relates to a Third Party, whether by merger, sale of stock, sale of assets or otherwise or (b) to an Affiliate.  In the event of such transaction, however, intellectual property rights of the acquiring party to such transaction shall not be included in the technology licensed hereunder.  The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties.  Any assignment not in accordance with this Agreement shall be void.

18.7                        No Third Party Beneficiaries.  This Agreement is neither expressly nor impliedly made for the benefit of any party other than those executing it except as provided in Section 16.1.

18.8                        Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, such adjudication shall not affect or impair, in whole or in part, the validity, enforceability or legality of any remaining portions of this Agreement.  All remaining portions shall remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part.

18.9                        Notices.  Any notice to be given under this Agreement must be in writing and delivered either in person, by any method of mail (postage prepaid) requiring return receipt, or by overnight courier or facsimile confirmed thereafter by any of the foregoing, to the party to be notified at its address(es) given below, or at any address such party has previously designated by prior written notice to the other.  Notice shall be deemed sufficiently given for all purposes upon the earlier of:  (a) the date of actual receipt; (b) if mailed, three calendar days after the date of postmark; or (c) if delivered by overnight courier or by facsimile, the next business day the overnight courier regularly makes deliveries or on the day after the facsimile has been sent.

If to Organon, notices must be addressed to:

Organon  (Ireland) Ltd.

Churerstrasse 158,

Pfaffikon 8808,

Switzerland

Attention : General Manager

with a copy to:

Director, Legal Affairs

Akzo Nobel Pharma

Wethouder van Eschstraat 1

5340 BH

Oss, The Netherlands

[...***...]

[...***...]

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If to Cypress, notices must be addressed to:

Cypress Bioscience, Inc.

4350 Executive Drive, Suite 325

San Diego, California 92121

United States of America

Attention: Chief Executive Officer

Telephone: (858) 452-2323

Facsimile: (858) 452-1222

with a copy to:

Cooley Godward LLP

4401 Eastgate Mall

San Diego, California 92121

United States of America

Attention: Kay Chandler

[...***...]

[...***...]

18.10                 Force Majeure.  Except for the obligation to make payment when due, each party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement by reason of any event beyond such party’s reasonable control including but not limited to Acts of God, fire, flood, explosion, earthquake, or other natural forces, war, civil unrest, accident, destruction or other casualty, any lack or failure of transportation facilities, any lack or failure of supply of raw materials, any strike or labor disturbance, or any other event similar to those enumerated above.  Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the party has not caused such event(s) to occur.  Notice of a party’s failure or delay in performance due to force majeure must be given to the other party within 10 calendar days after its occurrence.  All delivery dates under this Agreement that have been affected by force majeure shall be tolled for the duration of such force majeure.  Notwithstanding the foregoing, should the event(s) of force majeure suffered by a party extend beyond a three month period, the other party may then terminate this Agreement by written notice to the non-performing party, with the consequences of such termination as set forth in Sections 15.3 and 15.4.

18.11                 Interpretation.

(a)                                  Captions & Headings; Overview.  The captions and headings of clauses contained in this Agreement preceding the text of the articles, sections, subsections and paragraphs hereof and the overview provided in Section 2 are provided solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction.

(b)                                  Singular & Plural.  All references in this Agreement to the singular shall include the plural where applicable, and all references to gender shall include both genders and the neuter.

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(c)                                  Articles, Sections & Subsections.  Unless otherwise specified, references in this Agreement to any article shall include all sections, subsections, and paragraphs in such article; references in this Agreement to any section shall include all subsections and paragraphs in such sections; and references in this Agreement to any subsection shall include all paragraphs in such subsection.

(d)                                  Days.  All references to days in this Agreement shall mean calendar days, unless otherwise specified.

(e)                                  Ambiguities.  Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either party, irrespective of which party may be deemed to have caused the ambiguity or uncertainty to exist.

18.12                 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument.

18.13                 Change in Control.

(a)                                  Notice of Change in Control.  Each party agrees that it will provide notice of a potential Change in Control of such party to the other party as promptly as possible following public announcement of such Change in Control.

(b)                                  Reasonable Assurances upon Change in Control.  Upon any Change in Control of a party, the Acquirer will provide the other party with reasonable assurances that it will comply with the obligations of the acquired party under this Agreement, such assurances to be made prior to and effective upon such Change in Control.  In connection with a Change in Control of a party, the other party may request that the Acquirer provide to such other party within 30 days of the Change in Control a transition plan describing how the Acquirer plans to conduct the activities of the party that was acquired pursuant to this Agreement.

(c)                                  Change in Control Prior to Development Candidate Selection.  To the extent that Change in Control occurs with respect to Cypress prior to the selection of the Development Candidate pursuant to Section 4.3, Organon shall have the right to make the final selection of the Development Candidate.

(d)                                  Change in Control During Development Phase.  To the extent that Change in Control occurs with respect to Cypress during the development phase of a Development Candidate Organon will have the right to assume Operational Control of the research and development activities with respect to Development Candidates in the Field in the Shared Territory pursuant to the Development Plan in the event that either of the following occurs:

(i)                                    the Acquirer does not provide reasonable assurances to Organon pursuant to Section 18.13(b); or

(ii)                                the personnel that will conduct research and development activities for Cypress pursuant to this Agreement immediately following such Change in Control (or within [...***...] following such Change in Control) is substantially different than the personnel that was conducting research and development activities for Cypress pursuant to this Agreement immediately prior to such Change in Control, the Acquirer provided a transition plan pursuant to Section 18.13(b) within [...***...] of the Change in Control and Organon notifies the Acquirer in writing that it reasonably believes, based on the Acquirer’s transition plan and Organon’s own plan for research and development activities under this Agreement, that such Change in Control and change in research and development personnel would result in a delay in performance of the Development Plan that would be greater than the delay if Organon were to perform such research and development activities under the Development Plan.

(e)                                  Change in Control in Which Acquirer Has Competitive Product.  To the extent that Change in Control occurs and the Acquirer has [...***...] during any period in which there is Patent exclusivity with respect to the Development Candidate, and the Acquirer does not agree to divest such product within [...***...] following the Change in Control (or does not in fact divest such product within [...***...] following the Change in Control), the other party may, on behalf of the party being acquired in the Change in Control, cause such party being acquired in the Change in Control to exercise the Organon Option under Section 6.1 or the Cypress Option under Section 6.2, as applicable.

(f)                                    Change in Control in Which Acquirer Plans to Sublicense Rights.  Upon a Change of Control of a party, in the event that the Acquirer (or the party that was acquired) determines to sublicense its rights and obligations under this Agreement within [...***...] of the effective date of the Change in Control, the Acquirer (or the party that was acquired) shall so notify the other party in writing, and the other party shall have the first right to negotiate with the Acquirer (or the party that was acquired) for such a sublicense; provided, that, if mutually agreed upon terms for such a sublicense are not reached within [...***...] following the other party’s receipt of notice of such proposed sublicense, the Acquirer (or the party that was acquired) will be free to enter grant such a with any Third Party.

(g)                                 “Acquirer” means a Pharmaceutical Company that is a party to a Change in Control with Cypress or Organon.

(h)                                 “Change in Control” means:

(i)                                    with respect to Cypress, an event in which (A) any Pharmaceutical Company that is not an Affiliate of Cypress acquires beneficial ownership of Voting Stock of Cypress entitling the holder(s) thereof to more than 50% of the voting power of the then outstanding Voting Stock of Cypress; or (b) Cypress sells in one or more related transactions properties or assets representing all or substantially all of the properties and assets of Cypress to any Pharmaceutical Company that is not an Affiliate of Cypress.

(ii)                                with respect to Organon, an event in which:

(1)                                 any Pharmaceutical Company that is not an Affiliate of Organon acquires beneficial ownership of Voting Stock of Organon entitling the holder(s) thereof to more than 50% of the voting power of the then outstanding Voting Stock of Organon

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or Organon sells in one or more related transactions properties or assets representing all or substantially all of the properties and assets of Organon to any Pharmaceutical Company that is not an Affiliate of Organon;

(i)                                    Neither a distribution by Akzo Nobel N.V. of any or all of the capital stock of the Organon Group to the shareholders of Akzo Nobel N.V., nor the offering of any shares of capital stock of the Organon Group to the public or similar demerger or spin-off, nor the creation of so-called tracking stock shall be considered a Change in Control for any purpose under this Agreement.

(j)                                    “Organon Group” means the group of Affiliates of Akzo Nobel N.V., which constitute the Organon business unit of Akzo Nobel N.V. and are consolidated as such in Akzo Nobel N.V.’s financial statements.

(k)                                “Pharmaceutical Company” means any of the leading 100 pharmaceutical companies as reported by IMS in the latest edition of the world review of the pharmaceutical market or any other company more than 50% of the revenues of which are from sales of pharmaceutical products in the Field.

(l)                                    “Voting Stock” means, with respect to any party, any capital stock or other ownership interest in such party which entitles the holder thereof to vote for the election of directors (or other comparable persons) of such party.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.

CYPRESS BIOSCIENCE, INC.

By:	/s/ Jay Kranzler

Name:	Jay Kranzler

Title:	CEO

ORGANON IRELAND, LTD.

By:	/s/ Roland Huegli

Name:	Roland Huegli

Title:	Director

ORGANON IRELAND, LTD.

By:	/s/ Albin Fuchs

Name:	Albin Fuchs

Title:	Controller

EXHIBIT A

CYPRESS PATENTS

[...***...]

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EXHIBIT B

ORGANON PATENTS

[...***...]

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EXHIBIT C

SELECTION CRITERIA

The parties shall agree on Selection Criteria within ninety (90) days of the Effective Date.

EXHIBIT D

FORM OF WARRANT

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO CYPRESS THAT SUCH REGISTRATION IS NOT REQUIRED.

CYPRESS BIOSCIENCE, INC.

WARRANT TO PURCHASE COMMON STOCK

No. CSW-301	June 29, 2005

Void After June 28, 2010

THIS CERTIFIES THAT, for value received, ORGANON (IRELAND) LTD., with its principal office at Churerstrasse 158, Pfaffikon 8808, Switzerland, or assigns (“Organon”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from CYPRESS BIOSCIENCE, INC., a Delaware corporation (“Cypress”), with its principal office at 4350 Executive Drive, Suite 325 San Diego, California 92121, the Exercise Shares (defined below).  This Warrant is being issued in connection with the License and Collaboration Agreement, dated of even date herewith, by and between Cypress and Organon (the “License Agreement”).

1.                                      DEFINITIONS.  As used herein, the following terms shall have the following respective meanings:

(a)                                  “Common Stock” shall mean the common stock, $0.001 par value, of Cypress.

(b)                                  “Effective Date” shall be June 29, 2005.

(c)                                  “Exercise Period” shall mean the period commencing with the Effective Date and ending five years later, unless sooner terminated as provided below.

(d)                                  “Exercise Price” shall be $15.96 per share, which is 120% of the Per Share Market Price of Common Stock of Cypress for the trading day immediately preceding the Effective Date.  The Exercise Price shall be subject to adjustment pursuant to Section 6 below.

(e)                                  “Exercise Shares” shall mean up to 62,656 shares of Common Stock of Cypress issuable upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 6 below.

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(f)                                    “Per Share Market Price” shall be determined based on the closing bid price of the Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations System.

(g)                                 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.                                      EXERCISE OF WARRANT.  The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to Cypress at its address set forth above (or at such other address as it may designate by notice in writing to Organon):

(a)                                  An executed Notice of Exercise in the form attached hereto;

(b)                                  Payment of the Exercise Price either in cash or by check; and

(c)                                  This Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of Organon or persons affiliated with Organon, if Organon so designates, shall be issued and delivered to Organon within a reasonable time after the rights represented by this Warrant shall have been so exercised.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of Cypress are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

3.                                      COVENANTS OF CYPRESS.

3.1                               Covenants as to Exercise Shares.  Cypress covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.  Cypress further covenants and agrees that Cypress will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.  If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, Cypress will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

3.2                               No Impairment.  Except and to the extent as waived or consented to by Organon, Cypress will not, by amendment of its Amended and Restated Certificate of Incorporation, as amended, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to

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avoid the observance or performance of any of the terms to be observed or performed hereunder by Cypress, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of Organon against impairment.

3.3                               Notices of Record Date.  In the event of any taking by Cypress of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, Cypress shall mail to Organon, at least 10 days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4.                                      REGISTRATION RIGHTS.

4.1                               Definitions.  As used in Section 4 of this Warrant the following terms shall have the following respective meanings:

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” means any person or entity owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 4.9 hereof.

“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means (i) the Exercise Shares; and (ii) any Common Stock of Cypress issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the Exercise Shares.  Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor’s rights under Section 4 of this Warrant are not assigned.

“Registration Expenses” shall mean all expenses incurred by Cypress in complying with Section 4.2 hereof, including, without limitation, all registration and filing fees, printing expenses, reasonable fees and disbursements of counsel for Cypress, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Cypress which shall be paid in any event by Cypress).

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale and all fees and disbursements of counsel for the Holders in connection with such sale.

4.2                               Form S-3 Registration.  After 18 months following the Effective Date, in case Cypress shall receive from Organon a written request or requests that Cypress effect a

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registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by Organon:

(a)                                  promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)                                  as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of Organon’s Registrable Securities as are specified in such request; provided, however, that Cypress shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 4.2:

(i)                                    if Form S-3 (or any successor or similar form) is not available for such offering by Organon;

(ii)                                if Organon, together with the holders of any other securities of Cypress permitted by Organon to be included in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$500,000;

(iii)                            if within 30 days of receipt of a written request from Organon pursuant to Section 4.2(a), Cypress gives notice to the Holders of Cypress’ intention to make a public offering within 90 days;

(iv)                               if Cypress shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of Cypress stating that in the good faith judgment of the Board of Directors of Cypress, it would be seriously detrimental to Cypress and its stockholders for such Form S-3 registration to be effected at such time, in which event Cypress shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of Organon under this Section 4.2; provided, that such right to delay a request shall be exercised by Cypress not more than once in any 12 month period;

(v)                                   if with respect to the Exercise Shares, Cypress has already effected one registration on Form S-3 pursuant to this Section 4.2 with respect to Registrable Securities; or

(vi)                               in any particular jurisdiction in which Cypress would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

Subject to the foregoing, Cypress shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of Organon.

4.3                               Expenses of Registration.  All Registration Expenses incurred in connection with any registration under Section 4.2 shall be borne by Organon.  All Selling

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Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

4.4                               Obligations of Cypress.  Whenever required to effect the registration of any Registrable Securities, Cypress shall, as expeditiously as reasonably possible:

(a)                                  Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one year or, if earlier, until the Holder or Holders have completed the distribution related thereto.

(b)                                  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)                                  Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)                                  Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that Cypress shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)                                  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)                                    Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)                                 Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing Cypress for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of Cypress, in

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form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any.

(h)                                 Notwithstanding the foregoing, if, at any time following the effectiveness of the Registration Statement, Cypress shall have determined that it  may be required to disclose any material corporate development, Cypress may suspend the effectiveness of the Registration Statement until such time as an amendment to the Registration Statement has been filed by Cypress and declared effective by the SEC or until such time as Cypress has filed an appropriate report with the SEC pursuant to the Exchange Act, which suspension shall be concluded as quickly as reasonably possible by Cypress consistent with advice of counsel (a “Suspension Period”), by giving notice to the Holders participating in the registration. Each Holder agrees that, upon receipt of any notice from Cypress of a Suspension Period, such Holder will not sell any Shares pursuant to the Registration Statement until (i) such Holder is advised in writing by Cypress that the use of the applicable prospectus may be resumed, (ii) such Holder has received copies of any additional or supplemental or amended prospectus, if applicable, and (iii) such Holder has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

4.5                               Termination of Registration Rights.  All registration rights granted to a Holder under this Section 4 shall terminate and be of no further force and effect upon the earliest of: (i) the sale of all of the Registrable Securities pursuant to a Form S-3 registration statement filed under Section 4.2, and (ii) the date that all Registrable Securities held by and issuable to such Holder (and its affiliates) may be sold under Rule 144 during any 90 day period.

4.6                               Furnishing Information.  It shall be a condition precedent to the obligations of Cypress  to take any action pursuant to Section 4.2 that the selling Holders shall furnish to Cypress such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

4.7                               Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.

4.8                               Indemnification.  In the event any Registrable Securities are included in a registration statement under Section 4.2:

(a)                                  To the extent permitted by law, Cypress will indemnify and hold harmless each Holder, the partners, officers, directors and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, expenses (including attorney fees) or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by Cypress: (i) any untrue statement or alleged untrue statement of a

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material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Cypress of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and Cypress will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 4.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Cypress, which consent shall not be unreasonably withheld, nor shall Cypress be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

(b)                                  To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualifications or compliance is being effected, indemnify and hold harmless Cypress, each of its directors, its officers, and legal counsel and each person, if any, who controls Cypress within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages, expenses (including attorney fees), or liabilities (joint or several) to which Cypress or any such director, officer, counsel, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by Cypress or any such director, officer, counsel, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 4.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 4.8 exceed the proceeds from the offering received by such Holder.

(c)                                  Promptly after receipt by an indemnified party under this Section 4.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.8, deliver to the indemnifying party a written notice of the commencement

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thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.8.

(d)                                  If the indemnification provided for in this Section 4.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

(e)                                  The obligations of Cypress and Holders under this Section 4.8 shall survive completion of any offering of Registrable Securities in a registration statement.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.9                               Assignment of Registration Rights.  The rights to cause Cypress to register Registrable Securities pursuant to this Section 4 (and related obligations) may be assigned by Organon to a subsidiary or affiliate or, with the prior written consent of Cypress, which shall not be unreasonably withheld, to a third party that acquires Registrable Securities; provided, however, (A) the transferor shall, within 10 days after such transfer, furnish to Cypress written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Warrant.  Any assignee of rights under this Section 4.9 may not further assign such rights.

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5.                                      REPRESENTATIONS OF ORGANON.

5.1                               Accredited Investor.  Organon is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the issuance of the Warrant and the Exercise Shares, and has requested, received, reviewed and considered all information Organon deems relevant in making an informed decision with respect to the investment in the Warrant and the Exercise Shares.  Organon is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

5.2                               Acquisition of Warrant for Personal Account.  Organon represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof.  Organon also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares Organon is acquiring is being acquired for, and will be held for, its account only.

5.3                               Securities Are Not Registered.

(a)                                  Organon understands that the Warrant and the Exercise Shares have not been registered under the Securities Act.  Organon realizes that the basis for the exemption may not be present if, notwithstanding its representations, Organon has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities.  Organon has no such present intention.

(b)                                  Organon recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Organon recognizes that Cypress has no obligation to register the Warrant or the Exercise Shares of Cypress except as provided in Section 4 of this Warrant, or to comply with any exemption from such registration.

(c)                                  Organon is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about Cypress, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.

5.4                               Disposition of Warrant and Exercise Shares.

(a)                                  Organon further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until Organon shall have notified Cypress of the proposed disposition and shall have furnished Cypress with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by Cypress, Organon shall have furnished Cypress with an opinion of counsel, reasonably satisfactory to Cypress, to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Securities Act or any applicable state securities laws;

9

provided that it is agreed that Cypress will not require opinions of counsel for transactions with respect to Exercise Shares made pursuant to Rule 144, except in unusual circumstances.

(b)                                  Organon understands and agrees that all certificates evidencing the shares to be issued to Organon may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO CYPRESS THAT SUCH REGISTRATION IS NOT REQUIRED.

6.                                      ADJUSTMENT OF EXERCISE PRICE.  In the event of changes in the outstanding Common Stock of Cypress by reason of dividends or other distributions to holders of Common Stock (without payment therefor) of Common Stock or other shares of stock or other securities convertible or exercisable for Common Stock or rights or options to subscribe for or purchase any of the foregoing, stock splits and reverse stock splits, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be appropriately and correspondingly adjusted to give Organon, on exercise of the Warrant and for the same aggregate Exercise Price, the total number, class, and kind of shares as Organon would have owned had the Warrant been exercised prior to the event and had Organon continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 8 below.  The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

7.                                      FRACTIONAL SHARES.  No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto.  All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share.  If, after aggregation, the exercise would result in the issuance of a fractional share, Cypress shall, in lieu of issuance of any fractional share, pay Organon a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

8.                                      EARLY TERMINATION.  In the event of, at any time during the Exercise Period, any capital reorganization, or any reclassification of the capital stock of Cypress (other than a change in par value or from par value to no par value or no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of Cypress with or into another corporation (other than a merger solely to effect a reincorporation of Cypress into another state), or the sale or other disposition of all or substantially all the properties and assets of Cypress in its entirety to any other person, Cypress shall provide to Organon 10 days advance written notice of such reorganization, reclassification, consolidation, merger or sale or other disposition of Cypress’s assets, and this Warrant shall

10

terminate unless exercised prior to the date of the occurrence of such reorganization, reclassification, consolidation, merger or sale or other disposition of Cypress’s assets.

9.                                      MARKET STAND-OFF AGREEMENT.  Organon shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of Cypress held by Organon, for a period of time specified by the managing underwriter(s) (not to exceed 180 days) following the effective date of a registration statement of Cypress filed under the Securities Act.  Organon agrees to execute and deliver such other agreements as may be reasonably requested by Cypress and/or the managing underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto.  In order to enforce the foregoing covenant, Cypress may impose stop-transfer instructions with respect to such Common Stock (or other securities) until the end of such period.  The underwriters of Cypress’s stock are intended third party beneficiaries of this Section 9 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

10.                               NO STOCKHOLDER RIGHTS.  This Warrant in and of itself shall not entitle Organon to any voting rights or other rights as a stockholder of Cypress.

11.                               TRANSFER OF WARRANT.  Subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by Organon in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Organon.  The transferee shall sign an investment letter in form and substance satisfactory to Cypress.

12.                               LOST, STOLEN, MUTILATED OR DESTROYED WARRANT.  If this Warrant is lost, stolen, mutilated or destroyed, Cypress may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.  Any such new Warrant shall constitute an original contractual obligation of Cypress, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

13.                               NOTICES, ETC.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to Cypress and Organon at the addresses listed in the introductory paragraph, or at such other address as Cypress or Organon may designate by 10 days advance written notice to the other party hereto.

14.                               ACCEPTANCE.  Receipt of this Warrant by Organon shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

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15.                               GOVERNING LAW.  This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of New York, excluding its conflicts of laws principles.

IN WITNESS WHEREOF, Cypress has caused this Warrant to be executed by its duly authorized officer as of June 29, 2005.

CYPRESS BIOSCIENCE, INC.

By:
Jay D. Kranzler
Chief Executive Officer

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NOTICE OF EXERCISE

TO:  CYPRESS BIOSCIENCE, INC.

(1)                                 The undersigned hereby elects to purchase                 shares of the Common Stock of Cypress Bioscience, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)                                 Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3)                                 The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of Cypress’s business affairs and financial condition and has acquired sufficient information about Cypress to reach an informed and knowledgeable decision regarding its investment in Cypress; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about Cypress and Cypress has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided Cypress with an opinion of counsel satisfactory to Cypress, stating that such registration is not required.

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information.  Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated:	, 20

Holder’s
Signature:

Holder’s
Address:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT E

ROYALTIES PAYABLE TO ORGANON IN THE
SHARED TERRITORY UPON EXERCISE OF ORGANON OPTION

[...***...]

***Confidential Treatment Requested

EXHIBIT F

ROYALTIES PAYABLE TO CYPRESS IN THE
SHARED TERRITORY UPON EXERCISE OF CYPRESS OPTION

[...***...]

***Confidential Treatment Requested

EXHIBIT G

ROYALTIES PAYABLE TO CYPRESS
IN THE REST OF THE WORLD

[...***...]

***Confidential Treatment Requested

EXHIBIT H

ROYALTIES PAYABLE TO ORGANON IN THE
REST OF THE WORLD UPON EXERCISE OF ORGANON OPTION
OR IN SPECIFIC COUNTRIES

[...***...]

***Confidential Treatment Requested

EXHIBIT I

SPECIFIED COMBINATIONS

[...***...]

***Confidential Treatment Requested

EXHIBIT J

EXCEPTION TO SECTION 13.2(a)

[...***...]

***Confidential Treatment Requested